Exhibit 4.5

Company Number: 1833679

The Companies Acts

Public Company Limited by Shares

ARTICLES OF ASSOCIATION

OF

VODAFONE GROUP PUBLIC LIMITED COMPANY

TABLE OF CONTENTS

	Article No.	Page No.

Preliminary Articles
Table A and other standard regulations do not apply	1	1

The meaning of words and phrases used in the Articles	2	1

Shareholders’ Liabilities	3	7

Fixed Rate Shares
Right of Fixed Rate Shares to profits	4	8
Right of Fixed Rate Shares to capital	5	8
Voting rights of Fixed Rate Shares	6	9
Varying the rights of Fixed Rate Shares	7	9

Shares
Fractions of shares	8	9
The power to reduce capital	9	10
The special rights of new shares	10	10
The directors’ power to deal with shares	11	10
Power to pay commission and brokerage	12	12
No trusts or similar interests recognised	13	12

Shares in Uncertificated Form
Holding shares in uncertificated form and effect of the CREST Regulations	14	12

Share Certificates
Certificates	15	14
Replacement share certificates	16	15

Calls on Shares
The directors can make calls on shares	17	15
The liability for calls	18	16
Interest and expenses on unpaid calls	19	16
Sums which are payable when a share is allotted are treated as a call	20	16
Calls can be for different amounts	21	16
Paying calls early	22	16

Forfeiting Shares
Notice following non-payment of a call	23	17
Contents of the notice	24	17
Forfeiture if the notice is not complied with	25	17
Forfeiture will include unpaid dividends	26	17

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	Article No.	Page No.

Surrender	27	17
Dealing with forfeited shares	28	18
Cancelling forfeiture	29	18
The position of shareholders after forfeiture	30	18

Liens on Partly-Paid Shares
The Company’s lien on shares	31	18
Enforcing the lien by selling the shares	32	19
Using the proceeds of the sale	33	19
Evidence of forfeiture or enforcement of lien	34	19

Changing Shares Rights
Changing the special rights of shares	35	20
More about the special rights of shares	36	20

Transferring Shares
Share transfers	37	21
More about transfers of shares in certificated form	38	21
The Company can refuse to register certain transfers	39	21
Overseas branch registers	40	22

Persons Automatically Entitled to Shares by Law
When a shareholder dies	41	22
Registering personal representatives	42	22
A person who wants to be registered must give notice	43	22
Having another person registered	44	23
The rights of people automatically entitled to shares by law	45	23
Prior notices binding	46	23

Shareholders Who Cannot Be Traced
Shareholders who cannot be traced	47	23

General Meetings
The Annual General Meeting	48	24
Calling a General Meeting	49	25
Notice of General Meetings	50	25

Proceedings at General Meetings
The chairman of a General Meeting	51	25
Security, and other arrangements at General Meetings	52	26
Overflow meeting rooms	53	27
The quorum needed for General Meetings	54	27
The procedure if there is no quorum	55	27
Adjourning meetings	56	27
Amending resolutions	57	28
Satellite meeting places	58	28

	Article No.	Page No.

Voting Procedures
How votes are taken	59	29
How a poll is taken	60	30
Where there cannot be a poll	61	30
A General Meeting continues after a poll is demanded	62	30
Timing of a poll	63	30
The effect of a declaration by the chairman	64	31

Voting Rights
The votes of shareholders	65	31
Shareholders who owe money to the Company	66	31
Suspension of rights on non-disclosure of interest	67	32
The votes of joint holders	68	34

Proxies
Appointment of proxies	69	34
Completing proxy forms	70	34
Delivering proxy forms	71	35
Cancellation of proxy’s authority	72	36
Authority of proxies	73	37
Representatives of companies	74	37
Challenging votes	75	37

Directors
The number of directors	76	37
Qualification to be a director	77	37
Directors’ fees and expenses	78	38
Special pay	79	38
Directors’ expenses	80	38
Directors’ pensions and other benefits	81	39
Appointing directors to various posts	82	39

Changing Directors
Retiring directors	83	39
Eligibility for re-election	84	40
Re-electing a director who is retiring	85	40
The power to fill vacancies and appoint extra directors	86	40
Removing and appointing directors by an ordinary resolution	87	40
When directors are disqualified	88	40
Director ceasing to be a member of a committee	89	41

Directors’ Meetings
Directors’ meetings	90	41
Who can call directors’ meetings	91	41
How directors’ meetings are called	92	42

	Article No.	Page No.

Quorum	93	42
The Chairman of directors’ meetings	94	42
Voting at directors’ meetings	95	42
Directors can act even if there are vacancies	96	42
Directors’ meetings by video conference and telephone	97	43
Directors’ written resolutions	98	43
The validity of directors’ actions	99	44

Directors’ Interests
Authorisation of directors’ interests	100	44
Directors may have interests	101	45
Restrictions on quorum and voting	102	46
Confidential information	103	47
Directors’ interests - general	104	48

Directors’ Committees
Delegating powers to committees	105	48
Committee procedure	106	49

Directors’ Powers
The directors’ management powers	107	49
Provision for employees on cessation or transfer of business	108	49
The power to establish local boards	109	49
The power to appoint attorneys	110	50
Bank mandates	111	50
Name	112	51
Borrowing powers	113	51
Borrowing restrictions	114	51

Alternate Directors
Alternate directors	115	52

The Secretary
The Secretary and deputy and assistant secretaries	116	53

The Seal
The Seal	117	54

Authenticating Documents
Establishing that documents are genuine	118	55

Dividends
Final dividends	119	55
Fixed and interim dividends	120	55
Dividends not in cash	121	56
Calculation and currency of dividends	122	56

	Article No.	Page No.

Deducting amounts owing from dividends and other money	123	56
Payments to shareholders	124	57
Record dates for payments and other matters	125	58
No interest on dividends	126	58
Retention of dividends	127	58
Dividends which are not claimed	128	58
Waiver of dividends	129	59

Capitalising Reserves
Capitalising reserves	130	59

Scrip Dividends
Ordinary Shareholders can be offered the right to receive extra	131	60
shares instead of cash dividends

Accounts
Accounting and other records	132	62
Location and inspection of records	133	62

Communications with Shareholders
Serving and delivering notices and other documents	134	62
Notices to joint holders	135	63
Notices for shareholders with foreign addresses	136	63
When notices are served	137	63
Serving notices and documents on shareholders who have died or are bankrupt	138	64
If documents are accidentally not sent or the postal services are suspended	139	65
When entitlement to notices stops	140	65
Signature or authentication of documents sent electronically	141	65

Minutes
Minutes	142	66

Winding Up
Directors’ power to petition	143	66

Destroying Documents
Destroying documents	144	66

Directors’ Liabilities
Indemnity	145	67
Insurance and defence funding	146	68

Share Warrants
Issue of Share Warrants	147	69

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	Article No.	Page No.

Directors can accept a certificate instead of a Share Warrant	148	70
Requesting a Share Warrant	149	70
Replacing Share Warrants	150	70
Rights of the Bearer	151	71
Bearers of Share Warrants participating in securities offers	152	71
Communications with Bearers of Share Warrants	153	72
Issuing shares to which the Share Warrant relates	154	72

ADR Depositary
ADR Depositary can appoint proxies	155	73
The ADR Depositary must keep a Proxy Register	156	73
Appointed Proxies can only attend General Meetings if properly appointed	157	73
Rights of Appointed Proxies	158	73
Sending information to an Appointed Proxy	159	74
The Company can pay dividends to an Appointed Proxy	160	74
The Proxy Register may be fixed at a certain date	161	74
The nature of an Appointed Proxy’s interest	162	75
Validity of the appointment of Appointed Proxies	163	75

Approved Depositaries
Appointments	164	75
Rights of Nominated Proxies	165	76

Glossary		77

Company Number: 1833679

The Companies Acts

Company Limited by Shares

ARTICLES OF ASSOCIATION

Adopted on 27 July 2010 pursuant to a Special Resolution passed on 27 July 2010.

of

VODAFONE GROUP PUBLIC LIMITED COMPANY

PRELIMINARY ARTICLES

1                                         Table A and other standard regulations do not apply

The regulations in Table A of the Companies Act 1948, and any similar articles or regulations in the Companies Acts do not apply to the Company.

2                                         The meaning of words and phrases used in the Articles

2.1                               The following table gives the meaning of certain words and phrases as they are used in these Articles. However, the meaning given in the table does not apply if that is inconsistent with the context in which a word or phrase appears. After the Articles there is a glossary which explains various words and phrases. The glossary is not part of the Articles, and it does not affect their meaning. Throughout the Articles, those words and expressions explained in this Article 2.1 are printed in bold and those explained in the glossary are printed in italics.

Words and Phrases	Meaning

Act	Any act of Parliament, enactment or statutory legislation.

Adjusted Total of Capital and Reserves	This is defined in Article 114.2.

ADR Depositary	A custodian or other person or persons approved by the directors who:

holds shares in the Company under arrangements where either the custodian or some other person issues American Depositary Receipts which evidence American Depositary Shares representing shares in the Company; and/or is appointed by or on behalf of the Company to hold Share Warrants.

Words and Phrases	Meaning

alternate director	This is defined in Article 115.1.

American Depositary Receipts	These represent American Depositary Shares either physically or in the form of Direct Registration Receipts.

American Depositary Shares	These represent shares in the Company and are evidenced by American Depositary Receipts.

Appointed Number	The number of Depositary Shares to which each appointment as a Nominated Proxy relates.

Appointed Proxy	This is defined in Article 155.1.

Approved Depositary	Someone appointed:

to hold the shares in the Company or any rights or interests in any of the shares in the Company; and

to issue securities, documents of title or other documents which evidence that the holder of them owns or is entitled to receive the shares, rights or interests held by the Approved Depositary.

A nominee acting for someone appointed to do these things will also be treated as an Approved Depositary. The arrangements for the Approved Depositary to do the things described above must be approved by the directors. The trustees of any scheme or arrangements for or principally for the benefit of employees of the Group will also be treated as an Approved Depositary unless the directors decide otherwise. References in the Articles to an Approved Depositary or to shares held by it refer only to an Approved Depositary and to shares held by it in its capacity as an Approved Depositary.

approved transfer	This is defined in Article 67.11, for the purposes of Article 67.

Articles	The Company’s Articles of Association, including any changes made to them.

Associated Company	This is defined in Article 145.4, for the purposes of Article 145.

Bearer	This is defined in Article 147.1.

Borrowings	This is defined in Article 114.2, for the purposes of Article 114.

certificated form	This is defined in Article 2.18.

class meeting	This is defined in Article 35.1.

Common Seal	Any seal which the Company may have under the Companies Acts and which the Company may use to execute documents.

Words and Phrases	Meaning

Companies Act 2006	The company law provisions of the Companies Act 2006 (as defined therein), for the time being in force.

Companies Acts

The Companies Acts as defined in Section 2 of the Companies Act 2006 (where provisions are for the time being in force), the CREST Regulations and other legislation relating to companies and affecting the Company (including any orders, regulations or other subordinated legislation made under them) in force from time to time.

Company Communications Provisions	The meaning of company communications provisions is given in the Companies Acts.

company	Includes any company, corporate body and any corporation established anywhere in the world.

company representative	This is defined in Article 74.

the Company	Vodafone Group Public Limited Company.

CREST Regulations	The Uncertificated Securities Regulations 2001.

default shares	This is defined in Article 67.1, for the purposes of Article 67.

Depositary Shares	The total number of Ordinary Shares which are registered in the name of the Approved Depositary or its nominee at that time.

Direct Registration Receipt	An American Depositary Receipt in uncertificated form, the ownership of which is recorded in the Direct Registration System.

Direct Registration System	The system maintained by the ADR Depositary in which the ADR Depositary records the ownership of Direct Registration Receipts.

direction notice	This is defined in Article 67.3 for the purposes of Article 67.

elected shares	This is defined in Article 131.10.

electronic form	This is defined in Article 2.21.

electronic means	This is defined in Article 2.21.

Fixed Rate Shares	The 7 per cent cumulative fixed rate shares of £1 each in the Company.

General Meeting	Any general meeting of the Company, including any general meeting held as the Company’s Annual General Meeting.

Group	This is defined in Article 114.2, for the purposes of Article 114.

London Stock Exchange	London Stock Exchange plc.

Words and Phrases	Meaning

Nominated Proxy	Each person the Approved Depositary has appointed as a proxy under Article 164.1.

Nominated Proxy Register	This is defined in Article 164.2, for the purposes of Articles 164 and 165.

operator	Euroclear UK & Ireland Limited or any other operator of a relevant system under the CREST Regulations.

Ordinary Shareholder	A holder of the Company’s Ordinary Shares.

Ordinary Shares	Ordinary shares of US$0.11 3/7 each in the Company.

paid-up share or other security	Includes a share or other security which is treated or credited as paid-up.

pay	Includes any kind of reward or payment for services.

principal meeting place	This is defined in Article 58.2.

Procedural Resolution

A resolution or question put to the vote of a General Meeting of a procedural nature (such as a resolution on a simple clerical amendment to correct an obvious error in a Substantive Resolution, a resolution to adjourn a General Meeting or a resolution on the choice of chairman of a General Meeting).

proxy form	This includes any document, electronic form or website based form which appoints a proxy.

Proxy Register	This is defined in Article 156.1.

recognised clearing house	A clearing house granted recognition under the Financial Services and Markets Act 2000.

recognised investment exchange	An investment exchange granted recognition under the Financial Services and Markets Act 2000.

Record Date	This is defined in Article 161.1, for the purposes of Article 161.

Record Time	This is defined in Article 165.4, for the purposes of Article 165.

Register	The Company’s register of members.

Registered Office

The Company’s registered office or in the case of sending or supplying any document or information by electronic means or by means of a website in accordance with the Companies Acts and these Articles, the address stated for the purpose of receiving such document or information by electronic means or by means of a website.

Relevant Company	This is defined in Article 101.5, for the purposes of Article 101.

Words and Phrases	Meaning

relevant system	A relevant system under the CREST Regulations whose operator allows shares or other securities of the Company to be transferred using that system.

relevant value	This is defined in Article 131.5, for the purposes of Article 131.

rights of any share	The rights attached to a share when it is issued, or afterwards.

satellite chairman	This is defined in Article 58.7.

satellite meeting	This is defined in Article 58.2.

Secretary	Any person appointed by the directors to do work as the company secretary including where the context allows any assistant or deputy secretary.

securities offer	This is defined in Article 152.3, for the purposes of Article 152.

Securities Seal

A seal used to stamp the Company’s securities as evidence that the Company has issued them. The Company’s Securities Seal is a facsimile of the Company’s Common Seal but with the addition of the word “securities”.

Share Warrant	A share warrant to bearer issued by the Company.

shareholder	A holder of the Company’s shares.

shareholders’ meeting	A meeting of shareholders including both a General Meeting of the Company and a class meeting.

shares	Shares which are in issue at the relevant time.

sterling	The currency of the United Kingdom.

subsidiary	A subsidiary as defined in Section 1159 of the Companies Act 2006.

subsidiary undertaking	A subsidiary undertaking as defined in Section 1162 of the Companies Act 2006.

Substantive Resolution	Any resolution or question put to the vote of a General Meeting which is not a Procedural Resolution.

takeover offer	A takeover offer as defined in Section 974 of the Companies Act 2006.

terms of a share	The terms on which a share was issued.

Words and Phrases	Meaning

Transfer Office

The place where the Register is kept or in the case of sending or supplying any document or information by electronic means or by means of a website in accordance with the Companies Acts and these Articles, the address stated for the purpose of receiving such document or information by electronic means or by means of a website.

UK Listing Authority	The Financial Services Authority in its capacity as the competent authority for official listing under Part VI of the Financial Services and Markets Act 2000.

uncertificated form	This is defined in Article 2.19.

United Kingdom	Great Britain and Northern Ireland.

working day	A day on which banks in the United Kingdom are generally open for business, excluding Saturdays, Sundays and public holidays.

2.2                               References to a debenture include debenture stock and references to a debenture holder include a debenture stockholder.

2.3                               Where the Articles refer to a person who is automatically entitled to a share by law, this includes a person who is entitled to the share as a result of the death, or bankruptcy, of a shareholder.

2.4                               Words which refer to a single number also refer to plural numbers, and the other way around.

2.5                               Words which refer to males also refer to females and to other persons.

2.6                               The words “including” and “include” and words of similar effect shall not be deemed to limit the general effect of the words which precede them.

2.7                               References to a person or people include companies, unincorporated associations and so on.

2.8                               References to officers include directors, managers and the Secretary, but not the Company’s auditors.

2.9                               References to the directors are to the board of directors unless the way in which directors is used does not allow this meaning.

2.10                        Any headings in these Articles are only included for convenience. They do not affect the meaning of the Articles. References to an Article are to a numbered paragraph of these Articles.

2.11                        When an Act or the Articles are referred to, the version which is current at any particular time will apply.

2.12                        Where the Articles give any power or authority to anybody, this power or authority can be used on any number of occasions, unless the way in which the word is used does not allow this meaning.

2.13                        Any word or phrase which is defined in the Companies Acts (excluding any modification to them by a further Act which is not in force when these Articles are adopted) means the same in the Articles, unless the Articles define it differently, or the way in which the word or phrase is used is inconsistent with the definition given in the Companies Acts.

2.14                        Where the Articles say that anything can be done by passing an ordinary resolution, this can also be done by passing a special resolution.

2.15                        Where the Articles refer to any document being made effective this means being signed, sealed, authenticated or executed in some other legally valid way.

2.16                        Where the Articles refer to months or years, these are calendar months or years.

2.17                        Articles which apply to fully-paid shares can also apply to stock. References in those Articles to share or shareholder include stock or stockholder.

2.18                        Where the Articles refer to shares in certificated form, this means that ownership of the shares can be transferred using a transfer document (rather than in accordance with the CREST Regulations) and that a share certificate is usually issued to the owner.

2.19                        Where the Articles refer to shares in uncertificated form, this means that ownership of the shares can be transferred in accordance with the CREST Regulations without using a written transfer document and that no share certificate is issued to the owner.

2.20                        Where the Articles refer to a period of clear days, the period does not include the date the notice is delivered, or treated as being delivered, nor the date of the General Meeting or other relevant event.

2.21                        The expressions “hard copy form”, “electronic form” and “electronic means” shall have the same respective meanings as in the Company Communications Provisions.

2.22                        The term address when used in relation to communications via electronic means or by means of a website includes any number or address used for the purposes of such communication.

2.23                        Where the Articles refer to anything that should be in writing, this means it should be written or produced by any substitute for writing (including anything in electronic form) or partly one and partly another.

2.24                        References to a person being present at a General Meeting include a person present by company representative.

SHAREHOLDERS’ LIABILITIES

3                                         Each shareholder’s liability (as a shareholder) is limited to the amount (if any) that is unpaid on the shares that he or she holds.

FIXED RATE SHARES

4                                         Right of Fixed Rate Shares to profits

4.1                               If the Company has profits which are available for distribution and the directors resolve that these should be distributed, the holders of the Fixed Rate Shares are entitled, before the holders of any other class of shares, to be paid in respect of each financial year or other accounting period of the Company a fixed cumulative preferential dividend (“preferential dividend”) at the rate of 7 per cent. per annum on the nominal value of the Fixed Rate Shares which is paid-up or treated as paid-up.

4.2                               Subject to Article 4.3 below, the preferential dividend will be paid yearly, on 31 March in respect of each financial year ending on or before that date. If this date is not a working day, the payment will be made on the next working day.

4.3                               When the Company has to calculate a dividend on the Fixed Rate Shares for a period other than a calendar year ending on 31 March (being another accounting period, the first dividend period arising for the Fixed Rate Shares or otherwise), the daily dividend rate will be worked out by dividing the yearly dividend rate by 365 days. This daily rate will then be multiplied by the actual number of days which have passed in the relevant period, but not including the date of payment, to give the amount payable for that period.

4.4                               Except as provided in this Article, the Fixed Rate Shares do not have any other right to share in the Company’s profits.

5                                         Right of Fixed Rate Shares to capital

5.1                               If the Company is wound up (but in no other circumstances involving a repayment of capital or distribution of assets to shareholders whether by reduction of capital, redeeming or buying back shares or otherwise), the holders of the Fixed Rate Shares will be entitled, before the holders of any other class of shares to:

•                                          repayment of the amount paid-up or treated as paid-up on the nominal value of each Fixed Rate Share;

•                                          the amount of any dividend which is due for payment on, or after, the date the winding up commenced which is payable for a period ending on or before that date.  This applies even if the dividend has not been declared or earned;

•                                          any dividend arrears on any Fixed Rate Shares held by them. This applies even if the dividend has not been declared or earned; and

•                                          a proportion of any dividend in respect of the financial year or other accounting period which began before the winding up commenced but ends after that date.  The proportion will be the amount of the dividend that would otherwise have been payable for the period which ends on that date. This applies even if the dividend has not been declared or earned.

5.2                               If there is a winding up to which Article 5.1 applies, and there is not enough to pay the amounts due on the Fixed Rate Shares, the holders of the Fixed Rate Shares will share what is available in proportion to the amounts to which they would otherwise be entitled.  The holders of the Fixed Rate Shares will be given preference over the holders of other classes of shares which rank behind them in sharing in the Company’s assets.

5.3                               Except as provided in this Article 5, the Fixed Rate Shares do not have any other right to share in the Company’s surplus assets.

6                                         Voting rights of Fixed Rate Shares

6.1                               The holders of the Fixed Rate Shares are only entitled to receive notice of General Meetings, or to attend, speak and vote at General Meetings, as set out below.

•                                          If a resolution is to be proposed at the General Meeting to wind up the Company, they are entitled to receive notice of the General Meeting and can attend, but are not entitled to speak or vote.

•                                          If a resolution is to be proposed at the General Meeting which would vary or abrogate the rights attached to the Fixed Rate Shares, they are entitled to receive notice of the General Meeting and are entitled to attend, speak and vote but only in respect of such resolution or any motion to adjourn the General Meeting before such resolution is voted on.

6.2                               If the holders of the Fixed Rate Shares are entitled to vote at a General Meeting, each holder of a Fixed Rate Share present in person or by proxy has one vote on a show of hands and on a poll every holder of a Fixed Rate Share who is present in person or by proxy shall have one vote in respect of each fully-paid Fixed Rate Share.

7                                         Varying the rights of Fixed Rate Shares

The rights of the holders of the Fixed Rate Shares will be regarded as being varied or abrogated if any resolution is passed for the reduction of the amount of capital paid-up on the Fixed Rate Shares but not for the repayment of the Fixed Rate Shares at par value.

Accordingly, this can only take place if:

•                                          holders of at least three quarters in nominal value of the Fixed Rate Shares agree in writing; or

•                                          a special resolution is passed at a separate class meeting by the holders of the Fixed Rate Shares approving the proposal,

in accordance with Article 35.

SHARES

8                                         Fractions of shares

8.1                               If any shares are consolidated or divided, the directors have the power to deal with any fractions of shares which result or any other difficulty that arises. Subject to Article 8.3, if the directors decide to sell any shares representing fractions, they must do so for the best price reasonably obtainable and distribute the net proceeds of sale among shareholders in proportion to their fractional entitlements in accordance with their rights and interests.  The directors can sell to any person (including the Company, if the Companies Acts allow this) and can authorise any person to transfer those shares to the buyer or in accordance with the buyer’s instructions. The buyer does not need to take any steps to see how any money he paid is used. Nor will his ownership of the shares be affected if the sale was irregular or invalid in any way.

8.2                               So far as the Companies Acts allow, when shares are consolidated or divided, the directors can treat a shareholder’s shares which are held in certificated form and in uncertificated form as separate shareholdings. The directors can also arrange for any shares which result from a consolidation or division and which represent rights to fractions of shares to be entered in the Register as shares in certificated form where this makes it easier to sell them.

8.3                               Where any shareholder’s entitlement to a portion of the proceeds of sale amounts to less than £3, that shareholder’s portion may at the directors’ discretion be distributed to an organisation which is a charity for the purposes of the laws of England and Wales.

9                                         The power to reduce capital

The Company’s shareholders can pass a special resolution to reduce in any way:

•                                          the Company’s share capital; or

•                                          any capital redemption reserve, share premium account or other undistributable reserve.

This is subject to any restrictions under the Companies Acts.

10                                  The special rights of new shares

10.1                        If the Company issues new shares, the new shares can have any rights or restrictions attached to them. The rights can take priority over the rights of existing shares, or existing shares can take priority over them, or the new shares and the existing shares can rank equally. These rights and restrictions can apply to sharing in the Company’s profits or assets. Other rights and restrictions can also apply, for example to the right to vote.

10.2                        The powers conferred by Article 10.1 are subject to the provisions of Article 10.5.

10.3                        The rights and restrictions referred to in Article 10.1 can be decided by an ordinary resolution passed by the shareholders. The directors can also take these decisions if they do not conflict with any resolution passed by the shareholders.

10.4                        The rights of any new shares can include rights for the holder and/or the Company to have them redeemed. The directors may determine the terms, conditions and manner of redemption of any such shares.

10.5                        The ability to attach particular rights and restrictions to new shares may be restricted by special rights previously given to holders of any existing shares.

11                                  The directors’ power to deal with shares

11.1                        Subject to the provisions of the Companies Acts, these Articles and any resolution of the Company, the directors may allot shares in the Company and grant rights to subscribe for shares, or to convert any security into shares, to such persons, at such times and on such terms, including as to the ability of such persons to assign their rights to be issued such shares, as they think proper.

11.2                        The directors shall be generally and unconditionally authorised pursuant to and in accordance with Section 551 of the Companies Act 2006 to exercise for each Allotment Period all the powers of the Company to (i) allot shares; (ii) grant rights to subscribe for shares; and (iii) convert any security into shares, but only up to an aggregate nominal amount equal to the Section 551 Amount. By such authority the directors may, during the Allotment Period, make offers or agreements which would or might require shares to be allotted, or rights to be granted, after the expiry of such period.

11.3                        During each Allotment Period the directors shall be empowered to allot equity securities wholly for cash pursuant to and within the terms of the authority in Article 11.2 and to sell treasury shares wholly for cash:

•                                          in connection with a pre-emptive offer; and

•                                          otherwise than in connection with a pre-emptive offer, up to an aggregate nominal amount equal to the Section 561 Amount,

as if Section 561 (1) of the Companies Act 2006 did not apply to any such allotment or sale. Under such power the directors may, during the Allotment Period, make offers or agreements which would or might require equity securities to be allotted after the expiry of such period.

11.4                        For the purposes of this Article:

•                                          “Allotment Period” means (i) the period from the date of adoption of these Articles until 30 September 2011 or, if sooner, the end of the next Annual General Meeting, or (ii) any period specified as such by the Relevant Ordinary Resolution;

•                                          “Section 551 Amount” means US$1 for the first Allotment Period and for any other Allotment Period means the amount specified as such by the Relevant Ordinary Resolution;

•                                          “equity securities”, “ordinary shares” and references to the allotment of equity securities shall have the same meanings as in Section 560 of the Companies Act 2006;

•                                          “Section 561 Amount” means US$1 for the first Allotment Period and for any other Allotment Period means the amount specified as such in the Relevant Special Resolution;

•                                          “pre-emptive offer” means an offer of equity securities open for acceptance for a period fixed by the directors to (a) holders (other than the Company) on the register on a record date fixed by the directors of ordinary shares in proportion to their respective holdings and (b) other persons so entitled by virtue of the rights attaching to any other equity securities held by them, but subject in both cases to such exclusions or other arrangements as the directors may deem necessary or expedient in relation to treasury shares, fractional entitlements, record dates or legal, regulatory or practical problems in, or under the laws of, any territory;

•                                          “Relevant Ordinary Resolution” means, at any time, the most recently passed resolution varying, renewing or further renewing the authority conferred by Article 11.2;

•                                          “Relevant Special Resolution” means, at any time, the most recently passed special resolution renewing or further renewing the authority conferred by Article 11.3;

•                                          in the case of rights to subscribe for shares, or to convert any securities into shares, of the Company, the nominal value of such securities shall be taken to be the nominal value of the shares which may be allotted pursuant to such rights.

12                                  Power to pay commission and brokerage

12.1                        The Company can use all the powers given by the Companies Acts to pay commission or brokerage to any person who:

•                                          applies, or agrees to apply, for any new shares; or

•                                          gets anybody else to apply, or agree to apply for, any new shares.

12.2                        The rate per cent or amount of the commission paid, or agreed to be paid, must be disclosed as required by the Companies Acts and must not exceed 10 per cent of the price at which the shares in respect of which the commission is paid are issued (or an equivalent amount). The commission can be paid in cash or by the allotment of fully-paid shares, or any combination of the two, or in any other way allowed by the Companies Acts.

13                                  No trusts or similar interests recognised

13.1                        The Company will only be affected by, or recognise, a current and absolute right to whole shares. The fact that any share, or any part of a share, may not be owned outright by the registered owner is not of any concern to the Company, for example if a share is held on any kind of trust.

13.2                        The only exception to what is said in Article 13.1 is for any right:

•                                          which is expressly given by these Articles; or

•                                          which the Company has a legal duty to recognise.

SHARES IN UNCERTIFICATED FORM

14                                  Holding shares in uncertificated form and effect of the CREST Regulations

14.1                        Subject to the Articles and so far as the Companies Acts allow this, the directors can decide that any class of shares can:

•                                          be held in uncertificated form and that title to such shares can be transferred using a relevant system; or

•                                          no longer be held and transferred in uncertificated form.

14.2                        These Articles do not apply to shares of any class which are held in uncertificated form to the extent that the Articles are inconsistent with the:

•                                          holding of shares of that class in uncertificated form;

•                                          transfer of title to shares of that class by means of a relevant system; or

•                                          CREST Regulations.

14.3                        The directors can also lay down regulations which:

•                                          govern the issue, holding and transfer, and where appropriate, the mechanics of conversion and redemption, of these shares and securities;

•                                          govern the conversion of certificated shares into uncertificated shares and the conversion of uncertificated shares into certificated shares;

•                                          govern the mechanics for payments involving a relevant system; and

•                                          make any other provisions which they consider are necessary to ensure that these Articles are consistent with the CREST Regulations, and with any rules or guidance of an operator of a relevant system.

These regulations will, if they say so, apply instead of the other provisions in the Articles relating to certificates, and the transfer, conversion and redemption of shares and other securities, and any other provisions which are not consistent with the CREST Regulations. If the directors do make any regulations under this Article 14.3, Article 14.2 will still apply to the Articles, read with those regulations.

14.4                        The Company may by notice to the holder of a share require that a share:

•                                          if it is in uncertificated form, be converted into certificated form; and

•                                          if it is in certificated form, be converted into uncertificated form,

to enable it to be dealt with in accordance with the Articles.

14.5                        If:

•                                          the Articles give the directors power to take action, or require other persons to take action, in order to sell, transfer or otherwise dispose of shares; and

•                                          shares in uncertificated form are subject to that power, but the power is expressed in terms which assume the use of a certificate or other written instrument, the directors may take such action as is necessary or expedient to achieve the same results when exercising that power in relation to shares in uncertificated form.

14.6                        The directors may take such action as they consider appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of a share in uncertificated form or otherwise to enforce a lien in respect of it. This may include converting such share to certificated form.

14.7                        Unless the directors resolve otherwise, shares which a shareholder holds in uncertificated form must be treated as separate holdings from any shares which that shareholder holds in certificated form.

14.8                        A class of shares must not be treated as two classes simply because some shares of that class are held in certificated form and others are held in uncertificated form.

SHARE CERTIFICATES

15                                  Certificates

15.1                        When a shareholder is first registered as the holder of any class of shares in certificated form, he is entitled to receive, free of charge, one certificate for all the shares in certificated form of that class which he holds. If he holds shares of more than one class in certificated form, he is entitled to receive a separate share certificate for each class.

15.2                        The Company must also observe any requirements of the CREST Regulations when issuing share certificates. Where the Companies Acts allow, the Company does not need to issue share certificates.

15.3                        If a shareholder receives more shares in certificated form of any class he is entitled, without charge, to another certificate for the additional shares.

15.4                        If a shareholder transfers part of his shares covered by a certificate, he is entitled, free of charge, to a new certificate for the balance if the balance is also held in certificated form.  The old certificate will be cancelled.

15.5                        The Company does not have to issue more than one certificate for any share in certificated form, even if that share is held jointly.

15.6                        When the Company delivers a certificate to one joint holder of shares in certificated form, this is treated as delivery to all of the joint shareholders.

15.7                        If requested in writing to do so, the Company can deliver a certificate to a broker or agent who is acting for a person who is buying shares in certificated form, or who is having shares transferred to him in certificated form.

15.8                        The directors can decide how share certificates are made effective. For example, they can be:

•                                          signed by two directors or one director and the Secretary;

•                                          signed by one director in the presence of a witness who attests to the signature;

•                                          sealed with the Common Seal or the Securities Seal (or in the case of shares on a branch Register, an official seal for use in the relevant territory); or

•                                          printed, in any way, with a copy of the signature of those directors and the Secretary. The copy can be made or produced mechanically, electronically or in any other way the directors approve so long as it complies with the Companies Acts.

15.9                        A share certificate must state the number and class of shares to which it relates and the amount paid-up on those shares. It cannot be for shares of more than one class.

15.10                 If all the issued shares of the Company, or a particular class of shares, are fully-paid and rank equally with each other for all purposes, none of those shares will (unless the directors pass a resolution to the contrary) have a distinguishing number as long as it remains fully-paid and ranks equally for all purposes with all the shares of the same class which are issued and fully-paid.

15.11                 The time limit for the Company to prepare a share certificate for shares in certificated form is:

•                                          two months after the allotment of a new share;

•                                          five working days after a valid transfer of fully-paid shares is presented for registration;

•                                          two months after a valid transfer of partly-paid shares is presented for registration; or

•                                          where a request relating to Share Warrants has been made in accordance with Article 154.1, as set out in Article 154.3.

15.12                 Article 15.11 only applies to the extent that the terms of issue of shares do not provide otherwise.

15.13                 Share certificates will also be prepared and sent earlier where either the London Stock Exchange or the UK Listing Authority requires it.

16                                  Replacement share certificates

16.1                        If a shareholder has four or more share certificates for shares of the same class which are in certificated form, he can ask the Company for these to be cancelled and replaced by a single new certificate. The Company must comply with this request and the directors can require the shareholder to pay the Company’s reasonable administrative expenses for doing so.

16.2                        A shareholder can ask the Company to cancel and replace a single share certificate with two or more certificates, for the same total number of shares. The Company must comply with this request and the directors can require the shareholder to pay the Company’s reasonable administrative expenses for doing so.

16.3                        A shareholder can ask the Company for a new certificate if the original is:

•                                          damaged or defaced; or

•                                          lost, stolen, or destroyed.

16.4                        If a certificate has been damaged or defaced, the Company can require satisfactory evidence and for the certificate to be delivered to it before issuing a replacement. If a certificate is lost, stolen or destroyed, the Company can require satisfactory evidence, together with an indemnity, before issuing a replacement. In each case the directors can impose such other terms as they think fit.

16.5                        The directors can require the shareholder to pay the Company’s exceptional out-of-pocket expenses for issuing any share certificates under Article 16.3.

16.6                        Any one joint shareholder can request replacement certificates under this Article 16.

CALLS ON SHARES

17                               The directors can make calls on shares

The directors can call on shareholders to pay any money which has not yet been paid to the Company for their shares. This includes both the nominal value of the shares and any premium which may be payable. If the terms of issue of the shares allow this, the directors can:

•                                          make calls as often, and whenever, they think fit;

•                                          decide when and where the money is to be paid;

•                                          decide that the money can be paid by instalments; or

•                                          wholly or partly revoke or postpone any call.

A call is treated as having been made as soon as the directors pass a resolution authorising it.

18                                  The liability for calls

18.1                        A shareholder who has received at least 14 days’ notice giving details of the amount called, the time (or times) and place or address for payment must pay the call as required by the notice. Joint shareholders are liable jointly and severally to pay any money called for in respect of their shares.

18.2                        A shareholder due to pay the amount called shall still have to pay the call even if, after the call was made, he transfers the shares to which the call related.

19                                  Interest and expenses on unpaid calls

If a call is made and the money due remains unpaid, the shareholder is liable to pay interest on the money and any expenses incurred by the Company because of his failure to pay the call on time. The interest will run from the day the money is due until it has actually been paid. The yearly interest rate will be a reasonable rate fixed by the directors (or, where they do not fix a reasonable rate, 10 per cent). The directors can decide not to charge any or all of such expenses and interest.

20                                  Sums which are payable when a share is allotted are treated as a call

If the terms of a share require any money to be paid at the time the share is allotted, or at any fixed date (whether in relation to the nominal value of the shares or any premium which may apply), then the liability to pay the money will be treated in the same way as a liability for a valid call for money on shares which is due on the same date. If this money is not paid, everything in the Articles relating to non-payment of calls applies. This includes Articles which allow the Company to forfeit or sell shares and to claim interest.

21                                  Calls can be for different amounts

On an issue of shares, if the terms of such shares allow, the directors can decide that allottees or the subsequent holders of such shares can be called on to pay different amounts, or that they can be called on at different times.

22                                  Paying calls early

22.1                        The directors can accept payment in advance of some or all of the money due from a shareholder before he is called on to pay the money. Any payment accepted in advance of a shareholder being called on shall, to the extent of such payment, extinguish the liability upon the shares in respect of which it is made. The Company can agree to pay interest on money paid in advance until it would otherwise be due to the Company at a rate (up to a maximum yearly interest rate of 10 per cent) agreed between the directors and the shareholder.

22.2                        The money which is paid in advance in this way shall not be included in calculating the dividend payable on the shares in respect of which the money paid in advance has been paid.

FORFEITING SHARES

23                                  Notice following non-payment of a call

Articles 23 to 34 apply if a shareholder fails to pay the whole amount of a call, or an instalment of a call, by the date on which it is due. The directors can serve a notice on him any time after the date on which the call or the instalment is due, if the whole amount immediately due has not been paid.

24                                  Contents of the notice

A notice served under Article 23 must:

•                                          demand payment of the amount immediately payable, plus any interest and expenses incurred by the Company by reason of such non-payment;

•                                          give a date by when the total must be paid, but this must be at least 14 days after the notice is served on the shareholder;

•                                          state where the payment(s) must be made; and

•                                          state that if the full amount demanded is not paid by the time and at the place or address stated, the Company can forfeit the shares on which the call or instalment was due.

25                                  Forfeiture if the notice is not complied with

If a notice served under Article 23 is not complied with, the shares to which it relates can be forfeited at any time while any amount (including interest) is still outstanding. This is done by the directors passing a resolution stating that the shares have been forfeited.

26                                  Forfeiture will include unpaid dividends

All dividends which are due on (and other money payable in respect of) the forfeited shares, but not yet paid, will also be forfeited.

27                                  Surrender

The directors may accept a surrender of any share liable to be forfeited pursuant to Article 25.

28                                  Dealing with forfeited shares

28.1                        The directors can sell, dispose of or re-allot any forfeited or surrendered share on any terms and in any way that they decide. The Company may keep the consideration received from doing this. The directors can, if necessary, authorise any person to transfer a forfeited or surrendered share to any other person and may cause such other person to be registered as the holder of the share.

28.2                        The new shareholder’s ownership of the share will not be affected if the steps taken to forfeit or surrender the share, or the sale or disposal of the share, were invalid or irregular, or if anything that should have been done was not done, and the new shareholder is not obliged to enquire as to how the purchase money (if any) is used.

29                                  Cancelling forfeiture

29.1                        After a share has been forfeited or surrendered, the directors can cancel the forfeiture or surrender. But they can only do this before the share has been sold, re-allotted or disposed of. This can be on any terms that they decide.

29.2                        If a share has not been sold or disposed of after three years from the date of forfeiture, the directors must cancel the share.

30                                  The position of shareholders after forfeiture

30.1                        A shareholder loses all rights in connection with forfeited or surrendered shares and ceases to be a shareholder in respect of those shares. If the shares are in certificated form, he must surrender any certificate for those shares to the Company for cancellation. A person is still liable to pay calls which have been made, but not paid, before the forfeiture of his shares. He must also pay interest on the unpaid amount (at the rate of interest which was payable on the unpaid amount before the forfeiture) until it is paid. If no interest was payable before the forfeiture on the unpaid amount, the directors can fix the rate of interest on the unpaid amount, but it must not be more than 10 per cent a year, until it is paid.

30.2                        The shareholder continues to be liable for all claims and demands which the Company could have made relating to the forfeited share. He is not entitled to any credit for the value of the share when it was forfeited or for money received by the Company under Article 28, unless the directors decide to allow credit for all or any of that value. The directors may also decide to waive any payment due either completely or in part.

LIENS ON PARTLY-PAID SHARES

31                               The Company’s lien on shares

The Company has a lien on all partly-paid shares. This lien has priority over claims of others to the shares and extends to all dividends and other money payable on the shares or in respect of them. This lien is for any money owed to the Company for the shares. The directors can decide to give up any lien which has arisen or that any share for a specified period of time be entirely or partly exempt from this Article. They can also decide to suspend any lien which would otherwise apply to particular shares. Unless otherwise agreed, the registration of a transfer of any share over which the Company has a lien shall operate as a waiver of that lien.

32                                  Enforcing the lien by selling the shares

32.1                        If the directors want to enforce the lien referred to in Article 31, they can sell some or all of the shares in any way they decide. The directors can authorise someone to transfer the shares sold. But they cannot sell the shares until all of the following conditions are met:

•                                          the money owed by the shareholder must be immediately payable;

•                                          the directors must have given a notice in writing to the shareholder. This notice must specify the shares concerned and say how much is due. It must also demand that this money is paid, and say that the shareholder’s shares can be sold by the Company if the money is not paid;

•                                          the notice in writing must have been sent to or served on the shareholder, or on any person who is automatically entitled to the shares by law; and

•                                          the money has not been paid by at least 14 days after the notice has been served.

32.2                        The new shareholder’s ownership of the share will not be affected if the sale or disposal of the share was invalid or irregular, or if anything that should have been done was not done and is not obliged to enquire as to how the purchase money (if any) is used.

33                                  Using the proceeds of the sale

If the directors sell any shares under Article 32, the net proceeds will first be used to pay off the amount which is then payable to the Company. The directors will pay any money left over to the former shareholder, or to any person who would otherwise be automatically entitled to the shares by law provided that the Company’s lien will also apply to any money left over, to cover any money still due to the Company which is not yet payable: the Company has the same rights over this money as it had over the shares immediately before they were sold. If the shares are in certificated form, the Company need not pay over anything left under this Article until the certificate representing the shares sold has been delivered to the Company for cancellation.

34                                  Evidence of forfeiture or enforcement of lien

A director, or the Secretary, can make a statutory declaration declaring:

•                                          that he is a director or the Secretary of the Company;

•                                          that a share has been properly forfeited or surrendered or sold to satisfy a lien under the Articles; and

•                                          when the share was forfeited or sold.

This will be conclusive evidence of these facts which cannot be disputed as against all persons claiming to be entitled to the share. Such declaration shall constitute a good title to the share subject to compliance with any other transfer formalities required by law.

CHANGING SHARE RIGHTS

35                                  Changing the special rights of shares

35.1                        If the Company’s share capital is split into different classes of share, and if the Companies Acts allow this and unless the Articles or rights attached to any class of share say otherwise, the special rights which are attached to any of these classes of share can be varied or abrogated if this is approved by a special resolution in accordance with Articles 35 and 36. This must be passed at a separate meeting of the holders of the relevant class of shares. This is called a class meeting. Alternatively, the holders of at least three-quarters of the existing shares of the relevant class, excluding any shares held as treasury shares, (by nominal value) can give their consent in writing.

35.2                        The special rights of a class of shares can be varied or abrogated while the Company is a going concern, or while the Company is being wound up, or if winding up is being considered.

35.3                        All the Articles relating to General Meetings apply, with any necessary changes, to a class meeting, but with the following adjustments:

•                                          At least two people who hold (or who act as proxies for) at least one third of the total nominal value of the existing shares of the class are a quorum. However, if this quorum is not present at an adjourned class meeting, one person who holds shares of the class, or his proxy, is a quorum, regardless of the number of shares he holds.

•                                          Anybody who is personally present, or who is represented by a proxy, can demand a poll.

•                                          On a poll, the holders of shares will have one vote for every share of the class which they hold.

•                                          If a class meeting is adjourned for any reason including a lack of quorum, the adjourned meeting may be held less than 10 clear days after the original class meeting notwithstanding Article 55.1.

35.4                        This Article also applies to the variation or abrogation of special rights of shares forming part of a class. Each part of the class which is being treated differently is viewed as a separate class in operating this Article.

36                                  More about the special rights of shares

The special rights of shares or of any class of shares are not regarded as varied or abrogated if:

•                                          new shares are created, or issued, which rank equally with or behind those shares or that class of shares in sharing in profits or assets of the Company;

•                                          the Company redeems or buys back its own shares.

But this does not apply if the terms of the shares or class of shares expressly provide otherwise.

TRANSFERRING SHARES

37                                  Share transfers

37.1                        Unless the Articles provide otherwise, any shareholder can transfer some or all of his shares to another person.

37.2                        Every transfer of shares in certificated form must be in writing, and either in the usual standard form, or in any other form approved by the directors.

37.3                        Transfers of uncertificated shares are to be carried out using a relevant system and must comply with the CREST Regulations.

38                                  More about transfers of shares in certificated form

38.1                        The transfer form for shares in certificated form must be delivered to the Transfer Office (or any other place the directors may decide). The directors may refuse to recognise a transfer unless the transfer form:

•                  has with it the share certificate for the shares to be transferred and any other evidence which the directors ask for to prove that the person wishing to make the transfer is entitled to do this;

•                  is properly stamped (for payment of stamp duty) where this is required;

•                  is being used to transfer only one class of shares; and

•                  is in favour of not more than four joint holders.

38.2                        If the share being transferred is a fully-paid-up share, a share transfer form must be signed by the person making the transfer. If the transfer is being made by a company, the share transfer form does not need to be under that company’s seal.

38.3                        If the share being transferred is not a fully-paid-up share a share transfer form must also be signed by the person to whom the share is being transferred. If the transfer is being made to a company, the transfer form does not need to be under that company’s seal.

38.4                        The person making a transfer of shares will be treated as continuing to be the shareholder until the name of the person to whom a share is being transferred is put on the Register for that share.

38.5                        No fee is payable to the Company for transferring shares or registering changes relating to the ownership of shares.

38.6                        If a share transfer is registered, or if the directors have any grounds for suspecting fraud, the Company can keep the share transfer form. Otherwise, if the directors refuse to register a transfer, the share transfer form will be returned, when notice of refusal is given, to the person lodging it.

39                                  The Company can refuse to register certain transfers

39.1                        The directors can refuse to register a transfer of any shares:

•                  in certificated form, if the relevant conditions in Article 38 are not satisfied; or

•                  where the Board is obliged or entitled to refuse to do so as a result of any failure to comply with a notice under Section 793 of the Companies Act 2006 (see Article 67.1).

39.2                        If the directors decide not to register a transfer of a share in certificated form, they must notify in writing the person to whom such share was to be transferred and the person intending to transfer such share, of the decision not to register the transfer. Such notice shall give reasons for the decision to refuse registration. This must be done no later than two months after the Company receives the transfer. The directors do not have to give any reasons for refusing to register a transfer of any shares in uncertificated form.

40                                  Overseas branch registers

If the Company transacts business in a country or territory referred to in Section 129 of the Companies Act 2006, it may arrange for a branch register of the shareholders resident in that country or territory to be kept there.

PERSONS AUTOMATICALLY ENTITLED TO SHARES BY LAW

41                                  When a shareholder dies

41.1                        When a sole shareholder dies (or a shareholder who is the last survivor of joint shareholders dies), his legal personal representatives will be the only people whom the Company will recognise as being entitled to his shares.

41.2                        If a shareholder who is a joint shareholder dies, the remaining joint shareholder or shareholders will be the only people who the Company will recognise as being entitled to his shares.

41.3                        This Article does not discharge the estate of any sole or joint shareholder from any liability.

42                                  Registering personal representatives

A person who becomes automatically entitled to a share by law can either be registered as the shareholder or can select some other person to whom the share is to be transferred. The person who is automatically entitled by law must provide any evidence of his entitlement which is reasonably required by the directors.

43                                  A person who wants to be registered must give notice

If a person who is automatically entitled to shares by law wants to be registered as a shareholder, he must deliver or send a notice to the Company saying that he has made this decision. He must sign this notice, or authenticate it in accordance with Article 141, and it must be in the form which the directors require. This notice will be treated as a transfer form and all of the provisions of these Articles about registering transfers of shares apply to it. The directors have the same power to refuse to register the automatically entitled person as they would have had in deciding whether to register a transfer by the person who was previously entitled to the shares.

44                                  Having another person registered

If a person who is automatically entitled to a share by law wants the share to be transferred to another person, he must do the following:

•                  for a share in certificated form sign a transfer form to the person he has selected; and

•                  for a share in uncertificated form transfer such share using a relevant system.

The directors have the same power to refuse to register the person selected as they would have had in deciding whether to register a transfer by the person who was previously entitled to the shares.

45                                  The rights of people automatically entitled to shares by law

45.1                        A person who is automatically entitled to a share by law is entitled to any dividends or other money relating to the share, upon supplying to the Company such evidence as the directors may reasonably require to show his title to the share, even though he is not registered as the holder of that share. However, if the directors have served a notice on any such person requesting him to choose between registering himself or transferring the share, and such person does not comply with the notice within 90 days, the directors can withhold the dividend and other money until the notice has been properly complied with. The directors can also withhold the dividend if the person who was previously entitled to the share could have had their dividend withheld.

45.2                        Unless and until he is registered as a shareholder the person automatically entitled to a share by law is not entitled:

•                  to receive notices of General Meetings, or to attend or vote at these meetings; and

•                  (subject to Article 45.1) to any of the other rights and benefits of being a shareholder,

unless the directors decide to allow this.

45.3                        A person entitled to a share who has elected for that share to be transferred to some other person pursuant to Article 44 shall cease to be entitled to any rights or advantages in relation to such share upon that other person being registered as the holder of that share.

46                                  Prior notices binding

If a notice is given to a shareholder in respect of a share, a person entitled to that share is bound by the notice if it was given to the shareholder before the name of the person entitled was entered into the Register.

SHAREHOLDERS WHO CANNOT BE TRACED

47                                  Shareholders who cannot be traced

47.1                        The Company can sell any shares at the best price reasonably obtainable if:

•                  during the 12 years before the earliest of the advertisements referred to below, at least three dividends on the shares have been payable and none has been claimed;

•                  after this 12-year period, the Company announces that it intends to sell the shares by placing an advertisement in a United Kingdom national newspaper and in a newspaper appearing in the area which includes the address held by the Company for serving notices relating to the shares; and

•                  during this 12-year period, and for three months after the last advertisement appears in the newspapers, the Company has received no indication as to the whereabouts or existence of the shareholder or any person who is automatically entitled to the shares by law.

47.2                        To sell any shares in this way, the Company can authorise any person to transfer the shares. This transfer will be just as effective as if it had been made by the registered holder of the shares, or by a person who is automatically entitled to the shares by law. The ownership of the person to whom the shares are transferred will not be affected even if the sale is irregular or invalid in any way.

47.3                        The net sale proceeds belong to the Company until claimed under this Article, but it must pay these to the shareholder who could not be traced, or to the person who is automatically entitled to the shares by law, if that shareholder, or that other person, asks for it.

47.4                        The Company must record the name of that shareholder, or the person who was automatically entitled to the shares by law, as a creditor for this money in its accounts. The money is not held on trust, and no interest is payable on the money. The Company can keep any money which it has earned on the net sale proceeds. The Company can use the money for its business, or it can invest the money in any way that the directors decide. However, the money cannot be invested in the Company’s shares, or in the shares of any holding company of the Company.

47.5                        In the case of uncertificated shares, this Article is subject to any restrictions which apply under the CREST Regulations.

GENERAL MEETINGS

48                                  The Annual General Meeting

Except as provided in the Companies Acts, the Company must hold an Annual General Meeting once in each period of six months beginning with the day following the Company’s accounting reference date, in addition to any other General Meetings which are held in the year. The notice calling the Annual General Meeting must say that the meeting is the Annual General Meeting. The Annual General Meeting must be held in accordance with the Companies Acts. The directors must decide when and where to hold the Annual General Meeting.

49                                  Calling a General Meeting

The directors can decide to call a General Meeting at any time in accordance with the Companies Acts. General Meetings must also be called promptly in response to a requisition by shareholders under the Companies Acts. If a General Meeting is not called in response to such a request by shareholders, it can be called by the shareholders who requested the General Meeting in accordance with the Companies Acts. Any General Meeting requisitioned in this way by shareholders shall be called in the same manner as nearly as possible to that in which General Meetings are called by the directors. The directors must decide when and where to hold a General Meeting.

50                                  Notice of General Meetings

50.1                        Notices of General Meetings shall include all information required to be included by the Companies Acts.

50.2                        Notices of General Meetings must be given to the shareholders, except in cases where the Articles or the rights attached to the shares state that the holders are not entitled to receive them from the Company. Notice must also be given to the Company’s auditors. The day when the notice is served (see Article 137), or is treated as served, and the day of the General Meeting do not count towards the period of notice. In relation to any class of shares some of which are in uncertificated form the Company can decide that only people who are entered on the Register at the close of business on a particular day are entitled to receive such a notice. That day shall be a day chosen by the Company and falling not more than 21 days before the notice is sent.

50.3                        For the purposes of determining which persons are entitled to attend a meeting, the Company may specify in the notice of the meeting a time by which a person must be entered on the Register in order to have the right to attend the meeting. For the purposes of determining which persons are entitled to vote at a meeting, and how many votes such persons may cast, the Company must specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the Register in order to have the right to vote at the meeting. The directors may at their discretion resolve that, in calculating such period, no account shall be taken of any part of any day that is not a working day (within the meaning of Section 1173 of the Companies Act 2006).

PROCEEDINGS AT GENERAL MEETINGS

51                                  The chairman of a General Meeting

51.1                        The Chairman of the directors will be the chairman at every General Meeting, if he is present and willing to take the chair.

51.2                        If the Company does not have a Chairman, or if the Chairman is not present and willing to chair the General Meeting, a Deputy Chairman will chair the meeting if he is present and willing to take the chair.

51.3                        Where there is more than one Deputy Chairman at a General Meeting and there is more than one present, and the Chairman is not there, the Deputy Chairman to take the chair will be the longest serving Deputy Chairman present.

51.4                        If the Company does not have a Chairman or a Deputy Chairman, or if neither the Chairman or any Deputy Chairman are present and willing to chair the General Meeting, after waiting ten minutes from the time that a meeting is due to start, the directors who are present will choose one of themselves to act as chairman. If there is only one director present, he will be chairman if he is willing.

51.5                        If there is no director present and willing to be chairman, then a shareholder may be elected to be the chairman by a resolution of the Company passed at the General Meeting. A proxy, who is not also a director or shareholder, cannot be appointed as the chairman.

51.6                        To avoid any doubt, nothing in these Articles restricts or excludes any of the powers or rights of a chairman of a meeting which are given by the general law.

52                                  Security, and other arrangements at General Meetings

52.1                        The directors can put in place any arrangements or restrictions they think necessary to ensure the safety and security of people attending a General Meeting and the orderly conduct of the General Meeting, including requiring those attending to submit to searches.

52.2                        Either the chairman of a General Meeting, or the Secretary, can take any action he considers necessary (including adjourning the General Meeting) for:

•                  the safety of people attending a General Meeting (for example, if there is not enough room for the shareholders and proxies who want to attend the General Meeting); or

•                  proper and orderly conduct at a General Meeting (for example, where the behaviour of someone present could prevent the business of the General Meeting being carried out in an orderly way); or

•                  any other reason to make sure that the business of the General Meeting can be properly carried out.

Where the chairman of a General Meeting or the Secretary decides to adjourn a General Meeting in this way, he can adjourn the General Meeting to a time, date and place he decides (or indefinitely). He does not need the agreement of those present at the General Meeting to do this.

52.3                        The directors may refuse entry to, or remove from, a General Meeting any shareholder, proxy or other person who fails to comply with such arrangements or restrictions.

52.4                        If anyone has gained entry to a General Meeting and refuses to comply with any security arrangements or restrictions, or disrupts the proper and orderly conduct of the General Meeting, the chairman can at any time, without the consent of the General Meeting, order this person to leave or be removed from the General Meeting.

52.5                        The chairman of a General Meeting can invite any person to attend and speak at the General Meeting who they consider has the knowledge or experience of the business of the Company to assist in the deliberations of the meeting.

52.6                        The chairman’s decision on points of order, matters of procedure or matters arising incidentally out of the business of a General Meeting will be final, as will his decision, acting in good faith, on whether a point or matter is of this nature.

53                                  Overflow meeting rooms

The directors can arrange for any people who they consider cannot be seated in the main meeting room, where the chairman will be, to attend and take part in a General Meeting in an overflow room or rooms. Any overflow room must have a live video and two way sound link with the main room for the General Meeting, where the chairman will be. The video and sound link must enable those in all the rooms to see and hear what is going on in the other rooms. The notice of the General Meeting does not have to give details of any arrangements under this Article. The directors can decide on how to divide people between the main room and any overflow room. If any overflow room is used, the General Meeting will be treated as being held, and taking place, in the main room.

54                                  The quorum needed for General Meetings

Before a General Meeting starts to conduct business, there must be a quorum present. If there is not, the meeting cannot carry out any business other than appointing a chairman. Unless other Articles say otherwise, a quorum for all purposes is two people who are entitled to vote. They can be personally present or proxies for shareholders or duly authorised company representatives or a combination of shareholders, duly authorised company representatives and proxies.

55                                  The procedure if there is no quorum

55.1                        This Article 55 applies if a quorum is not present either within 30 minutes of the time fixed for a General Meeting to start or within any longer period (being no longer than an hour from the time fixed for the General Meeting to start) on which the chairman may decide and if during the meeting a quorum ceases to be present. If the General Meeting was called by shareholders it is cancelled. Any other General Meeting is adjourned to another day, time and place stated in the notice of General Meeting or (if not so specified) as the directors may decide, provided that the adjourned meeting shall be held not less than 10 clear days after the original General Meeting.

55.2                        If a quorum is not present within 15 minutes of the time fixed for the start of the adjourned meeting, the adjourned General Meeting shall be cancelled.

56                                  Adjourning meetings

56.1                        Subject to Article 52, the chairman of a General Meeting can adjourn a meeting which has a quorum present, if this is agreed by those present at the General Meeting. This can be to a time, date and place proposed by the chairman or may be an indefinite adjournment. The chairman must adjourn the General Meeting if the General Meeting directs him to. In these circumstances the General Meeting will decide how long the adjournment will be, and where it will adjourn to. If a General Meeting is adjourned indefinitely, the directors will fix the time, date and place of the adjourned General Meeting.

56.2                        General Meetings can be adjourned more than once. But if a General Meeting is adjourned for more than 30 days or indefinitely, at least seven days’ notice must be given of the adjourned General Meeting in the same way as was required for the original General Meeting. If a General Meeting is adjourned for less than 30 days, there is no need to give notice of the adjourned General Meeting, or about the business to be considered there.

56.3                        An adjourned General Meeting can only deal with business that could have been dealt with at the original General Meeting before it was adjourned.

57                                  Amending resolutions

57.1                        A special resolution to be proposed at a General Meeting may be amended by ordinary resolution provided that no amendment may be made other than a mere clerical amendment to correct an obvious error.

57.2                        An ordinary resolution to be proposed at a General Meeting may be amended by ordinary resolution provided that:

•                  notice of the proposed amendment has been:

•                  lodged in writing at the Registered Office; or

•                  received electronically at the address specified for receiving notices in electronic form,

at least two clear business days before the time appointed for holding the General Meeting or adjourned General Meeting at which the resolution is to be proposed;

•                  such notice has been given by a person entitled to vote at the General Meeting in question; and

•                  the chairman of the General Meeting decides in good faith that the amendment is within the scope of the business of the meeting as described and does not impose further obligations on the Company.

57.3                        If the chairman of a General Meeting, acting in good faith, rules an amendment to a resolution out of order, any error in that ruling will not affect the validity of a vote on the original resolution.

58                                  Satellite meeting places

58.1                        To assist with the organisation and administration of any General Meeting, the directors may decide that the General Meeting will be held at more than one location.

58.2                        For the purposes of these Articles, any General Meeting taking place at two or more locations will be treated as taking place where the chairman of the General Meeting is in attendance (to be known as the principal meeting place) and any other location where that meeting takes place is referred to in these Articles as a satellite meeting.

58.3                        A shareholder present in person or by proxy at a satellite meeting may be counted in the quorum and can exercise all rights that they would have been able to exercise if they were present at the principal meeting place.

58.4                        The directors can make and change such arrangements as they consider appropriate to:

•                  ensure that all shareholders and proxies for shareholders wanting to attend the meeting can do so;

•                  ensure that all persons attending the meeting are able to take part in the business of the meeting and to see and hear anyone else addressing the meeting;

•                  ensure the safety of persons attending the meeting and the orderly conduct of the meeting; and

•                  restrict the numbers of shareholders and proxies at any one location to a number that can be safely and conveniently accommodated there.

58.5                        Whether any shareholder or proxy is entitled to attend a satellite meeting will depend on any arrangements then in force and stated in the notice of General Meeting or adjourned General Meeting.

58.6                        If the communication equipment fails or if any other arrangements fail for shareholders to take part in the meeting at more than one place, the chairman may adjourn the meeting under Article 56. Such an adjournment will not affect the validity of such meeting, or any business conducted at such meeting up to the point it is adjourned, or any action taken following such a meeting.

58.7                        A person (known as a satellite chairman) may be appointed by the directors to preside at each satellite meeting. Every satellite chairman appointed:

•                  will carry out all requests made by the chairman of the General Meeting;

•                  can take whatever action they think necessary to maintain the proper and orderly conduct of the satellite meeting; and

•                  will have all powers necessary or desirable to carry out these duties.

VOTING PROCEDURES

59                                  How votes are taken

59.1                        All Substantive Resolutions will only be decided on a poll. All Procedural Resolutions will be decided by a show of hands, unless a poll is demanded before the resolution is put to the vote on a show of hands or on the result of the show of hands being declared by the chairman. A poll can be demanded by:

•                  the chairman of the General Meeting;

•                  at least five shareholders at the General Meeting (including proxies of shareholders entitled to vote) who are entitled to vote;

•                  one or more shareholders at the General Meeting who are entitled to vote (including proxies of shareholders entitled to vote) and who have, between them, at least 10 per cent of the total votes of all shareholders who have the right to vote at the General Meeting (excluding the rights attaching to shares held as treasury shares); or

•                  one or more shareholders who have shares which allow them to vote at the General Meeting (including proxies of shareholders entitled to vote), where the total amount which has been paid-up on their shares is at least 10 per cent of the total sum paid-up on all shares which give the right to vote at the General Meeting.

59.2                        A demand for a poll can be withdrawn if the chairman agrees to this. If a poll is demanded, and this demand is then withdrawn, any declaration by the chairman of the result of a vote on that resolution by a show of hands, which was made before the poll was demanded, will stand.

60                                  How a poll is taken

60.1                        If a poll is demanded or held in the way allowed by the Articles, the chairman of the General Meeting can decide where, when and how it will be carried out. The result is treated as the decision of the General Meeting where the poll was demanded, even if the poll is carried out after the General Meeting.

60.2                        The chairman can:

•                  decide that a ballot, voting papers, tickets, or electronic means, or any such combination, will be used;

•                  appoint one or more scrutineers (who need not be shareholders);

•                  decide to adjourn the General Meeting to such day, time and place as he decides for the result of the poll to be declared.

60.3                        If a poll is called, a shareholder can vote either personally or by his proxy. If a shareholder votes on a poll, he does not have to use all of his votes or cast all his votes in the same way.

61                                  Where there cannot be a poll

Notwithstanding any other provision in these Articles, a poll is not allowed on a vote to elect a chairman of a General Meeting, nor is a poll allowed on a vote to adjourn a General Meeting, unless the chairman of the General Meeting demands a poll.

62                                  A General Meeting continues after a poll is demanded

A demand for a poll on a particular matter does not stop a General Meeting from continuing and dealing with matters other than the question on which the poll was demanded.

63                                  Timing of a poll

A poll on a resolution to adjourn the General Meeting must be taken immediately at the General Meeting. Any other poll can either be taken immediately at the General Meeting or within 30 days from the date it was demanded and at a time and place decided on by the chairman. No notice is required for a poll which is not taken immediately if the time and place at which it is to be taken are announced at the General Meeting at which it is demanded. In any other case, at least seven clear days’ notice must be given specifying the time and place at which the poll is to be taken.

64           The effect of a declaration by the chairman

On a vote on a resolution at a General Meeting on a show of hands, a declaration by the chairman that the resolution:

•       has or has not been passed; or

•       has or has not been passed with a particular majority,

is conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against the resolution. An entry in respect of such a declaration in minutes of the meeting recorded in accordance with the Companies Acts is also conclusive evidence of that fact without such proof. This Article does not have effect if a poll is demanded in respect of the resolution (and the demand is not subsequently withdrawn).

VOTING RIGHTS

65           The votes of shareholders

65.1        At a General Meeting:

(i)      on a show of hands every shareholder (who is entitled to be present and to vote) who is present in person and, subject to Article 65.1(ii), every proxy present (who has been duly appointed) shall have one vote;

(ii)     on a show of hands, a proxy has one vote for and one vote against the resolution if the proxy has been duly appointed by more than one shareholder entitled to vote on the resolution, and the proxy has been instructed:

•      by one or more of those shareholders to vote for the resolution and by one or more other of those shareholders to vote against it; or

•      by one or more of those shareholders to vote either for or against the resolution and by one or more other of those shareholders to use his discretion as to how to vote; and

(iii)    on a poll, every shareholder (who is entitled to be present and to vote) who is present in person or by proxy (who has been duly appointed) shall have one vote for every share which he holds.

This is subject to Article 50.3 and any special rights or restrictions which are given to any class of shares by, or in accordance with, the Articles.

65.2        A proxy shall not be entitled to vote on a show of hands or on a poll where the shareholder appointing the proxy would not have been entitled to vote on the resolution had he been present in person.

66           Shareholders who owe money to the Company

Unless the Articles provide otherwise, the only people who are entitled to attend and/or vote at General Meetings or to exercise any other right conferred by being a shareholder in relation to General Meetings, are shareholders who have paid the Company all calls, and all other sums, relating to their shares which are due at the time of the General

Meeting. This applies both to attending the General Meeting personally and to appointing a proxy.

67                                  Suspension of rights on non-disclosure of interest

67.1                        This Article applies if any shareholder, or any person appearing to be interested in shares (within the meaning of Part 22 of the Companies Act 2006) held by that shareholder, has been properly served with a notice under Section 793 of the Companies Act 2006, requiring information about interests in shares, and has failed for a period of 14 days from the date of the notice to supply to the Company the information required by that notice. Then (subject to the provisions of the Companies Acts and this Article, and unless the directors otherwise decide) the shareholder is not (for so long as the failure continues) entitled to attend or vote either personally or by proxy at a shareholders’ meeting or to exercise any other right in relation to a shareholders’ meeting as holder of:

•                  the shares in relation to which the default occurred (called default shares);

•                  any further shares which are issued in respect of default shares; and

•                  any other shares held by the shareholder holding the default shares.

67.2                        Any person who acquires shares subject to restrictions under Article 67.1 is subject to the same restrictions, unless:

•                  the transfer was an approved transfer (see Article 67.11); or

•                  the transfer was by a shareholder who was not himself in default in supplying the information required by the notice under Article 67.1 and a certificate in accordance with Article 67.3 is provided.

67.3                        Where the default shares represent 0.25 per cent or more of the existing shares of a class, the directors can in their absolute discretion by notice in writing (a direction notice) to the shareholder direct that:

•                  any dividend or part of a dividend or other money which would otherwise be payable on the default shares shall be retained by the Company (without any liability to pay interest when that dividend or money is finally paid to the shareholder);

•                  the shareholder will not be allowed to choose to receive shares in place of dividends in accordance with Article 131; and/or

•                  subject to Article 67.4, no transfer of any of the shares held by the shareholder will be registered unless:

•                  either the transfer is an approved transfer (see Article 67.11);

•                  or the shareholder is not himself in default as regards supplying the information required; and (in this case)

•                  the transfer is of part only of his holding; and

•                  when presented for registration, the transfer is accompanied by a certificate by the shareholder. This certificate must be in a form satisfactory to the directors and state that after due and careful enquiry the shareholder is satisfied that none of the shares included in the transfer are default shares.

67.4                        Any direction notice can treat shares of a shareholder in certificated and uncertificated form as separate shareholdings and either apply only to shares in certificated form or to shares in uncertificated form or apply differently to shares in certificated and uncertificated form. In the case of shares in uncertificated form the directors can only use their discretion to prevent a transfer if this is allowed by the CREST Regulations.

67.5                        The Company must send a copy of the direction notice to each other person who appears to be interested in the shares covered by the notice, but if it fails to do so, this does not invalidate the direction notice.

67.6                        A direction notice has the effect which it states while the default resulting in the notice continues. It then ceases to apply when the directors decide (which they must do within one week of the default being cured). The Company must give the shareholder notice in writing of the directors’ decision as soon as reasonably practicable.

67.7                        A direction notice also ceases to apply to any shares which are transferred by a shareholder in a transfer permitted under Article 67.3 even where a direction notice restricts transfers.

67.8                        Where a person who appears to be interested in shares has been served with a notice under Section 793 of the Companies Act 2006 and the shares in which he appears to be interested are held by an Approved Depositary, this Article shall be treated as applying only to the shares which are held by the Approved Depositary in which that person appears to be interested and not (so far as that person’s apparent interest is concerned) to any other shares held by the Approved Depositary.

67.9                        Where the shareholder on which a notice under Section 793 of the Companies Act 2006 is served is an Approved Depositary, the obligations of the Approved Depositary as a shareholder will be limited to disclosing to the Company any information relating to any person who appears to be interested in the shares held by it which has been recorded by it in accordance with the arrangement under which it was appointed as an Approved Depositary.

67.10                 For the purposes of this Article a person is treated as appearing to be interested in any shares if the shareholder holding those shares has been served with a notice under Section 793 of the Companies Act 2006 and:

•                  the shareholder has named that person as being so interested; or

•                  (after taking into account the response of the shareholder to the notice and any other relevant information) the Company knows or reasonably believes that the person in question is or may be interested in the shares.

67.11                 For the purposes of this Article a transfer of shares is an approved transfer if:

•                  it is a transfer of shares to an offeror under an acceptance of a takeover offer; or

•                  the directors are satisfied that the transfer is made in connection with a sale in good faith of the whole of the beneficial ownership of the shares to a person unconnected with the shareholder or with any person appearing to be interested in the shares. This includes such a sale made through a recognised investment exchange or any other stock exchange outside the United Kingdom on which the Company’s shares are normally traded. For this purpose any associate (as that word is defined in Section 435 of the Insolvency Act 1986) is included amongst the people who are connected with the shareholder or any person appearing to be interested in the shares.

67.12                 Where a person who has an interest in American Depositary Shares receives a notice under this Article 67, that person is considered for the purposes of this Article 67 to have an interest in the number of shares represented by those American Depositary Shares which is specified in the notice and not in the remainder of the shares held by the ADR Depositary.

67.13                 Where the ADR Depositary receives a notice under this Article 67, the ADR Depositary shall only be required to supply information relating to any person who has an interest in the shares held by the ADR Depositary which has been recorded by the ADR Depositary under the arrangements made with the Company (including in the Proxy Register maintained under Article 156) when it was appointed as the ADR Depositary.

67.14                 This Article does not restrict in any way the provisions of the Companies Acts which apply to failures to comply with notices under Section 793 of that Companies Act 2006.

68                                  The votes of joint holders

Where a share is held by joint shareholders any one joint shareholder can vote at any General Meeting (either personally or by proxy) in respect of such share as if he were the only shareholder. If more than one of the joint shareholders votes (either personally or by proxy), the only vote which will count is the vote of that one of them who is listed first on the Register for the share.

PROXIES

69                                  Appointment of proxies

69.1                        Any shareholder may appoint a proxy or (subject to Article 69.3) proxies to exercise all or any of his rights to attend or speak and vote at a General Meeting of the Company. A proxy need not be a shareholder.

69.2                        Proxies may also be appointed to act at General Meetings in the circumstances, and in the manner, provided for in Articles 151.2, 155, 157, 158 and 161, and Articles 69 to 73 should be read subject to their terms.

69.3                        A shareholder may appoint more than one proxy in relation to a General Meeting provided that each proxy is appointed to exercise the rights attached to a different share or shares held by him or (as the case may be) a different £10, or multiple of £10, of stock held by him.

70                                  Completing proxy forms

70.1                        A proxy form:

•              must be in writing; and

•              can be in any form which is commonly used, or in any other form which the directors approve.

70.2                        A proxy form given by:

•                  an individual must be signed by the shareholder appointing the proxy, or by an agent who has been properly appointed in writing, or authenticated in accordance with Article 141; or

•                  a company must be sealed with the company’s seal or signed by an officer or agent who is authorised to act on behalf of the company, or authenticated in accordance with Article 141.

Unless the contrary is shown, the directors are entitled to assume that where a proxy form purports to have been signed, or authenticated in accordance with Article 141, by an officer or agent on behalf of a company that such officer or agent was duly authorised by such company without requiring any further evidence.  Signatures and authentications need not be witnessed.

70.3                        The proxy form must make provision for three-way voting on all resolutions intended to be proposed, other than resolutions which are merely procedural.

70.4                        The accidental omission to send a proxy form, or make a proxy form available, to a shareholder entitled to it (or non receipt by him of the proxy form) will not invalidate any resolution passed or proceedings at the General Meeting to which the proxy form relates.

71                               Delivering proxy forms

71.1                        The appointment of a proxy must be received in the manner set out in, or by way of note to, or in any document accompanying, the notice convening the meeting (or if no address is so specified, at the Transfer Office):

•                       in the case of a meeting or adjourned meeting, not less than 48 hours before the commencement of the meeting or adjourned meeting to which it relates;

•                       in the case of a poll taken following the conclusion of a meeting or adjourned meeting, but not more than 48 hours after the poll was demanded, not less than 48 hours before the commencement of the meeting or adjourned meeting at which the poll was demanded; and

•                       in the case of a poll taken more than 48 hours after it was demanded, not less than 24 hours before the time appointed for the taking of the poll,

and in default shall not be treated as valid.

71.2                        The directors may at their discretion resolve that, in calculating the periods mentioned in Article 71.1,  no account shall be taken of any part of any day that is not a working day (within the meaning of Section 1173 of the Companies Act 2006).

71.3                        Directors can decide to accept proxies delivered by electronic means or by means of a website, subject to any limitations, restrictions or conditions they decide to apply.

71.4                        In relation to any shares in uncertificated form, the directors can permit a proxy to be appointed by electronic means in the form of an uncertificated proxy instruction.  They can also permit any supplement to, or amendment or withdrawal of, any uncertificated proxy instruction by a further uncertificated proxy instruction. The directors can set out the method of determining when any uncertificated proxy instruction is to be treated as received by the Company. The directors can treat any uncertificated proxy instruction which appears or claims to be sent on behalf of the shareholder as sufficient evidence that the person sending the instruction is authorised to send it on behalf of that shareholder.

71.5                        If a proxy form is signed, or authenticated in accordance with Article 141, by an agent, the power of attorney or other authority relied on to sign or authenticate it, or a copy which has been certified by a notary, or certified in some other way specified by the directors, must (if required by the Company) be delivered with the proxy form in accordance with the instructions for delivery of proxy forms which are set out in the notice of General Meeting or on the proxy form, unless the power of attorney or other form of authority has already been registered with the Company.

71.6                        If this Article 71 is not complied with, the proxy will not be able to act for the person who appointed him.

71.7                        A proxy form delivered by an Approved Depositary except in respect of a person appointed in accordance with Articles 164 and 165 may be delivered to the appropriate place or address referred to in Article 71.1 by electronic means or in any other way the directors decide.

71.8                        Where two or more proxy forms are delivered for use by the same shares, the one which has been delivered last will be treated as replacing and revoking the others which have been delivered.

71.9                        If a proxy form which relates to several General Meetings has been properly delivered for one General Meeting or adjourned General Meeting, it does not need to be delivered again for any later General Meeting which the proxy form covers.

71.10                 Unless the proxy form says otherwise, it will be valid at an adjourned General Meeting as well as for the original General Meeting to which it relates.

71.11                 A shareholder can attend and vote at a General Meeting on a show of hands or on a poll even if he has appointed a proxy to attend and vote at that meeting. However, if he votes in person on a resolution, then as regards that resolution his appointment of a proxy will not be valid.

72                                  Cancellation of proxy’s authority

72.1                        Neither the death or insanity of a shareholder who has appointed a proxy, nor the revocation or termination by a shareholder of the appointment of a proxy (or of the authority under which the appointment was made), shall invalidate the proxy or the exercise of any of the rights of the proxy thereunder, unless notice of such death, insanity, revocation or termination shall have been received by the Company in accordance with Article 72.2.

72.2                        Any such notice of death, insanity, revocation or termination must be received at the address or one of the addresses (if any) specified for receipt of proxies in, or by way of note to, or in any document accompanying, the notice convening the meeting to which the appointment of the proxy relates (or if no address is so specified, at the Transfer Office):

•                                          in the case of a meeting or adjourned meeting, not less than one hour before the commencement of the meeting or adjourned meeting to which the proxy appointment relates;

•                                          in the case of a poll taken following the conclusion of a meeting or adjourned meeting, but not more than 48 hours after it was demanded, not less than one hour before the commencement of the meeting or adjourned meeting at which the poll was demanded; or

•                                          in the case of a poll taken more than 48 hours after it was demanded, not less than one hour before the time appointed for the taking of the poll.

73                                  Authority of proxies

A proxy shall have the right to exercise all or any of the rights of his appointor, or (where more than one proxy is appointed) all or any of the rights attached to the shares in respect of which he is appointed the proxy to attend, and to speak and vote, at a General Meeting of the Company.

74                                  Representatives of companies

Subject to the Companies Acts, a company which is a shareholder can authorise any person or persons to act as its representative or representatives at any General Meeting which it is entitled to attend. Such person or persons are each called a company representative. The directors of that company must pass a resolution to appoint a company representative. If the governing body of that company is not a board of directors, the resolution can be passed by its governing body.

75                                  Challenging votes

Any objection to the right of any person to vote or the way in which the votes have been counted must be made at the General Meeting (or adjourned General Meeting) at which the vote is cast. If a vote is not disallowed at the General Meeting, it is valid for all purposes. Any such objection must be raised with the chairman of the General Meeting and will only change the decision of the General Meeting on any resolution if the chairman of the General Meeting decides that the vote cast may have affected the decision of the General Meeting. His decision on matters referred to him under this Article is final.

DIRECTORS

76                                  The number of directors

There must be at least three directors (other than alternate directors), but the shareholders can vary the number of directors by passing an ordinary resolution.

77                                  Qualification to be a director

A director need not be a shareholder, but a director who is not a shareholder is entitled to attend and speak at shareholders’ meetings.

78           Directors’ fees and expenses

78.1        Each of the directors shall be paid a fee for his services. The directors can decide on the amount, timing and manner of payment of directors’ fees, but the total of the fees paid to all of the directors (excluding amounts paid as special pay under Article 79, amounts paid as expenses under Article 80 and any payments under Article 81) must not exceed:

•              £1.5 million a year; or

•              any higher sum decided on by an ordinary resolution at a General Meeting.

This remuneration shall accrue from day to day.

78.2        Unless an ordinary resolution is passed which provides otherwise, the fees will be divided between some or all of the directors in the way that they decide. If they fail to decide, the fees will be shared equally by the directors, except that any director holding office as a director for only part of the period covered by the fee is only entitled to a pro rata share covering that broken period.

79           Special pay

79.1        The directors can award special pay if any director performs extra or special services of any kind including:

•              holding any executive post;

•              acting as chairman or deputy chairman (whether or not this office is executive or non-executive);

•              travelling or staying outside his main residence for any business or purposes of the Company; and

•              serving on any committee of the directors.

79.2        Special pay can take the form of salary, commission or other benefits or expenses or more than one of such forms or can be paid in some other way. This is decided on by the directors and may be a fixed sum or percentage of profits or otherwise. Such special pay can be either in addition to or instead of any other fees, expenses and other benefits a director may be entitled to receive.

80           Directors’ expenses

In addition to any fees and expenses paid under Articles 78 and 79, the Company will repay to a director all expenses properly incurred in:

•              attending and returning from shareholders’ meetings;

•              attending and returning from directors’ meetings;

•              attending and returning from meetings of committees of the directors; or

•              in or with a view to the performance of his duties.

81           Directors’ pensions and other benefits

81.1        The directors may pay or provide:

•              pensions;

•              annual payments;

•              gratuities; or

•              other allowances or benefits

to any person who is, or who was, a director who had a salary or place of profit with the Company or with any company which is or has been a subsidiary of the Company or a predecessor in business of the Company or any such subsidiary. The director can decide to extend these arrangements to any member of his family (including a spouse and a former spouse) or to any person who was or is dependent on him. The director can also decide to contribute (before as well as after he ceases to receive a salary or occupy a place of profit) to any scheme or fund or to pay premiums to a third party for these purposes.

81.2        No director or former director is accountable to the Company or its shareholders for a benefit of any kind given in accordance with this Article. The receipt of a benefit of any kind given in accordance with this Article does not prevent a person from being or becoming a director.

82           Appointing directors to various posts

82.1        The directors can appoint any director as chairman, or a deputy chairman, or to any executive position on which they decide. So far as the Companies Acts allow, they can decide on how long these appointments will be for, and on their terms. Subject to the terms of any contract with the Company, they can also vary or end these appointments.

82.2        A director will automatically stop being chairman, deputy chairman, managing director, deputy managing director, joint managing director or assistant managing director if he is no longer a director. Other executive appointments will only stop if the contract or resolution appointing the director to a post says so. If a director’s appointment ends because of this Article, this does not prejudice any claim for breach of contract against the Company which may otherwise apply.

82.3        The directors can delegate to a director appointed to an executive post any of the powers which they jointly have as directors. These powers can be delegated on such terms and conditions as decided by the directors either in parallel with, or in place of, the powers of the directors acting as a board. The directors can change the basis on which these powers are given or withdraw them from the executive.

CHANGING DIRECTORS

83          Retiring directors

At each Annual General Meeting all those directors who were elected or last re-elected at or before the Annual General Meeting held in the third calendar year before the current year shall automatically retire.

84           Eligibility for re-election

A retiring director is eligible for re-election, unless the directors resolve otherwise not later than the date of the notice of such Annual General Meeting.

85           Re-electing a director who is retiring

85.1        At a General Meeting at which a director retires (whether at an Annual General Meeting or otherwise), he may be re-elected (as long as the director has not told the Company in writing that he does not wish to be re-elected) if the shareholders pass an ordinary resolution to re-elect him.

85.2        A director retiring at a General Meeting retires at the end of that meeting (or adjourned meeting), or if earlier, when a resolution at a General Meeting is passed to appoint some other person in his place. Where a retiring director is re-elected he continues as a director without a break.

86           The power to fill vacancies and appoint extra directors

86.1        The directors can appoint any person as an extra director or to fill a casual vacancy. Any director appointed in this way automatically retires at the next General Meeting after his appointment. At this General Meeting he can be elected by the shareholders as a director.

86.2        At a General Meeting the shareholders can also pass an ordinary resolution to fill a casual vacancy or to appoint an extra director.

86.3        Extra directors can only be appointed under this Article up to the limit (if any) on the total number of directors under the Articles (or any variation of the limit approved by the shareholders in accordance with the Articles).

87           Removing and appointing directors by an ordinary resolution

87.1        The shareholders can pass an ordinary resolution to remove a director, even though his time in office has not ended. This applies despite anything else in the Articles, or in any agreement between him and the Company. Special notice of the ordinary resolution must be given to the Company as required by the Companies Acts. But if a director is removed in this way, it will not affect any claim which he may have for damages for breach of any contract of service between him and the Company.

87.2        Subject to Article 86, the shareholders can pass an ordinary resolution to elect a person to replace a director who has been removed in the way described in Article 87.1. If no director is appointed under this Article, the vacancy can be filled under Article 86.

87.3        Any person appointed under Article 87.2 will be treated, for the purpose of determining the time at which he is to retire, as if he had become a director on the day on which the director he replaced was last elected.

88           When directors are disqualified

Any director automatically ceases to be a director in any of the following circumstances if:

•              a bankruptcy order is made against him or any analogous event occurs in relation to him under any applicable laws;

•              he makes any arrangement or composition with his creditors or applies for an interim order under Section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act or any analogous event occurs in relation to him under any applicable laws;

•              a court which claims jurisdiction to protect people who are unable to manage their own affairs has made an order detaining him or appointing a person to manage his property or affairs;

•              he has missed directors’ meetings for a continuous period of six months, without permission from the directors, and the directors have passed a resolution removing him from office;

•              he is prohibited from being a director by law or any power conferred on the directors or shareholders under these Articles or ceases to be a director by virtue of any provision of the Companies Act 2006;

•              except where his contract of service prevents him from resigning, he:

(i)            delivers to the Company a resignation notice in writing, signed, or authenticated in accordance with Article 141, by him or on his behalf; or

(ii)           offers in writing to resign and the directors pass a resolution accepting the offer;

•              all the other directors serve a notice in writing upon him requiring him to resign. He will cease to be a director when the notice is served on him. Such a notice can consist of several documents in the same form signed, or authenticated in accordance with Article 141, by one or more directors.

89           Director ceasing to be a member of a committee

When a director stops being a director for any reason, he will also automatically cease to be a member of any committee. Removal from office will be without prejudice to any claim which he or the Company might bring in relation to any contract of service between him and the Company.

DIRECTORS’ MEETINGS

90           Directors’ meetings

The directors can decide when and where to have directors’ meetings and how they shall be conducted, and on the quorum. They can also adjourn their meetings.

91           Who can call directors’ meetings

A directors’ meeting can be called by any director. The Secretary must also call a directors’ meeting if a director asks him to.

92           How directors’ meetings are called

Directors’ meetings are called by giving notice to all the directors. This notice may be given to a director personally, by word of mouth, by notice in writing (sent to him at his last known address) or by electronic means (sent to him at his last known electronic address or number). Any director can waive notice of any directors’ meeting, including one which has already taken place.

93           Quorum

93.1        If no other quorum is fixed by the directors, three directors are a quorum. A directors’ meeting at which a quorum is present can exercise all the powers, authorities and discretions of the directors whether by or under these Articles or exercisable by the directors generally.

93.2        A person who holds office only as an alternate director shall, if his appointor is not present, be counted in the quorum.

93.3        A director who ceases to be a director at a directors’ meeting can continue to be present and act as a director and be counted in the quorum until the end of that meeting if no other director objects and a quorum would not otherwise be present.

94           The Chairman of directors’ meetings

94.1        The directors can elect any director as Chairman or as one or more Deputy Chairmen for such periods as the directors decide. If the Chairman is at a directors’ meeting, he will chair it. In his absence, the chair will be taken by a Deputy Chairman, if one is present. If there is no Chairman or Deputy Chairman present within five minutes of the time when the directors’ meeting is due to start, the directors who are present can choose which one of them will be the Chairman of the directors’ meeting.

94.2        Where there is more than one Deputy Chairman present at a meeting, and the Chairman is not there, the Deputy Chairman to take the chair will be the longest serving Deputy Chairman present.

95           Voting at directors’ meetings

Matters for decision which arise at a directors’ meeting will be decided by a majority vote. The chairman of the meeting will not have a second, casting vote.

96           Directors can act even if there are vacancies

96.1        The remaining directors can continue to act even if one or more of them ceases to be a director. But if and so long as the number of directors falls below the minimum which applies under Article 76 (including any variation of that minimum approved by an ordinary resolution of shareholders), the remaining director(s) can only:

•              either appoint further directors to make up the shortfall; or

•              call a General Meeting.

96.2        If no director is willing or able to act under this Article, any two shareholders can call a General Meeting to appoint extra directors.

97           Directors’ meetings by video conference and telephone

97.1        Any or all of the directors, or members of a committee, can take part in a directors’ meeting of the directors or of a committee by way of a video or web conference or conference telephone, or similar equipment, designed to allow everybody to take part in the directors’ meeting.

97.2        Taking part in this way will be counted as being present at the directors’ meeting. A directors’ meeting which takes place by way of video or web conference, conference telephone or similar equipment will be treated as taking place where most of the participants are. If there is no largest group, directors’ meetings will be treated as taking place where the chairman of the meeting is.

97.3        A directors’ meeting held in the way described in Article 97.1 will be valid as long as in one single place, or in places connected by way of video or web conference, telephone conference, or similar equipment, a quorum is present.

98           Director’s written resolutions

98.1        Any director may, and the Secretary at the request of a director shall, propose a written resolution by giving written notice to the other directors.

98.2        A directors’ written resolution is adopted when all the directors entitled to vote on such a resolution have signed one or more copies of it, or otherwise indicated their agreement to it in writing or electronically.

98.3        A directors’ written resolution is not adopted if the number of directors who have signed it or agreed to it in writing or electronically is less than the quorum for a directors’ meeting.

98.4        A directors’ written resolution signed or agreed to by an alternate director does not need also to be approved by his appointor. If the directors’ written resolution is signed or agreed to by a director who has appointed an alternate director, it does not need to be approved by the alternate director acting in that capacity.

98.5        Once a directors’ written resolution has been adopted, it must be treated as if it had been a resolution passed at a directors’ meeting in accordance with these Articles.

98.6        A directors’ written resolution will be valid at the time it is signed or agreed to by the last director.

98.7        The resolution can be:

•              in the form of letter;

•              in electronic form (as long as it is in writing); or

•              in any other way the directors may approve.

99          The validity of directors’ actions

Everything which is done by any directors’ meeting, or by a committee of the directors, or by a person acting as a director, or as a member of a committee, will, in favour of anyone dealing with the Company in good faith, be valid even though it is discovered later that any director, or person acting as a director, was not properly appointed or elected. This also applies if it is discovered later that anyone was disqualified from being a director, or had ceased to be a director, or was not entitled to vote. In any of these cases, in favour of anyone dealing with the Company in good faith, anything done will be as valid as if there was no defect or irregularity of the kind referred to in this Article.

DIRECTORS’ INTERESTS

100         Authorisation of directors’ interests

100.1      For the purposes of Section 175 of the Companies Act 2006, the directors shall have the power to authorise any matter which would or might otherwise constitute or give rise to a breach of the duty of a director to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company.

100.2      Authorisation of a matter under Article 100.1 shall be effective only if:

•              the matter in question shall have been proposed in writing for consideration at a meeting of the directors, in accordance with the board of directors’ normal procedures or in such other manner as the directors may determine;

•              any requirement as to the quorum at the meeting of the directors at which the matter is considered is met without counting the director in question and any other interested director (together the “Interested Directors”); and

•              the matter was agreed to without the Interested Directors voting or would have been agreed to if the votes of the Interested Directors had not been counted.

100.3      Any authorisation of a matter under Article 100.1 extends to any actual or potential conflict of interest which may reasonably be expected to arise out of the matter so authorised.

100.4      Any authorisation of a matter under Article 100.1 shall be subject to such conditions or limitations as the directors may determine, whether at the time such authorisation is given or subsequently, and may be terminated by the directors at any time. A director shall comply with any obligations imposed on him by the directors pursuant to any such authorisation.

100.5      Subject to any conditions or limitations imposed under Article 100.4, a director shall not, save as otherwise agreed by him, be accountable to the Company for any benefit which he (or a person connected with him) derives from any matter authorised by the directors under Article 100.1 and any contract, transaction, arrangement or proposal relating thereto shall not be liable to be avoided on the grounds of any such benefit.

100.6      This Article does not apply to a conflict of interest arising in relation to a transaction or arrangement with the Company.

101         Directors may have interests

101.1      Subject to compliance with Article 101.2, a director, notwithstanding his office, may have an interest of the following kind:

•              where a director (or a person connected with him) is a director or other officer of, or employed by, or otherwise interested (including by the holding of shares) in any Relevant Company;

•              where a director (or a person connected with him) is a party to, or otherwise interested in, any contract, transaction, arrangement or proposal with a Relevant Company, or in which the Company is otherwise interested;

•              where the director (or a person connected with him) acts (or any firm of which he is a partner, employee or member acts) in a professional capacity for any Relevant Company (other than as auditor) whether or not he or it is remunerated therefor;

•              an interest which cannot reasonably be regarded as likely to give rise to a conflict of interest;

•              an interest, or a transaction, arrangement or proposal giving rise to an interest, of which the director is not aware;

•              any matter already authorised under Article 100.1; or

•              any other interest authorised by ordinary resolution.

No authorisation under Article 100.1 shall be necessary in respect of any such interest.

101.2      Subject to Sections 177 and 182 of the Companies Act 2006 the director shall declare the nature and extent of any interest permitted under Article 101.1, and not falling within Article 101.3, at a meeting of the directors, by written declaration to the Company or in such other manner as the directors may determine.

101.3      No declaration of an interest shall be required by a director in relation to an interest:

•              falling within the fourth, fifth and sixth bullet paragraph of Article 101.1;

•              if, or to the extent that, the other directors are already aware of such interest (and for this purpose the other directors are treated as being aware of anything of which they ought reasonably to be aware); or

•              if, or to the extent that, it concerns the terms of his service contract (as defined in Section 227 of the Companies Act 2006) that have been or are to be considered by a meeting of the directors, or by a committee of directors appointed for the purpose under these Articles.

101.4      A director shall not, save as otherwise agreed by him, be accountable to the Company for any benefit which he (or a person connected with him) derives from any interest referred to in Article 101.1, and no contract, transaction, arrangement or proposal shall be liable to be avoided on the grounds of any such interest.

101.5      For the purposes of this Article 101, “Relevant Company” shall mean the Company; a subsidiary undertaking of the Company; any holding company of the Company or a subsidiary undertaking of any such holding company; any body corporate promoted by the Company; or any body corporate in which the Company is otherwise interested.

102         Restrictions on quorum and voting

102.1      Save as provided in this Article 102, and whether or not the interest is one which is authorised pursuant to Article 100.1 or permitted under Article 101.1, a director shall not be entitled to vote on any resolution in respect of any contract, transaction, arrangement or proposal, in which he (or a person connected with him) is interested. Any vote of a director in respect of a matter where he is not entitled to vote shall be disregarded.

102.2      A director shall not be counted in the quorum for a meeting of the directors in relation to any resolution on which he is not entitled to vote.

102.3      Subject to the provisions of the Companies Acts, a director shall (in the absence of some other interest than is set out below) be entitled to vote, and be counted in the quorum, in respect of any resolution concerning any contract, transaction, arrangement or proposal:

•              in which he has an interest of which he is not aware;

•              in which he has an interest which cannot reasonably be regarded as likely to give rise to a conflict of interest;

•              in which he has an interest only by virtue of interests in shares, debentures or other securities of the Company, or by reason of any other interest in or through the Company;

•              which involves the giving of any security, guarantee or indemnity to the director or any other person in respect of (i) money lent or obligations incurred by him or by any other person at the request of or for the benefit of the Company or any of its subsidiary undertakings; or (ii) a debt or other obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

•              concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiary undertakings (i) in which offer he is or may be entitled to participate as a holder of securities; or (ii) in the underwriting or sub-underwriting of which he is to participate;

•              concerning any other body corporate in which he is interested, directly or indirectly and whether as an officer, shareholder, creditor, employee or otherwise, provided that he (together with persons connected with him) is not the holder of, or beneficially interested in, one per cent. or more of the issued equity share capital of any class of such body corporate or of the voting rights available to members of the relevant body corporate;

•              relating to an arrangement for the benefit of the employees or former employees of the Company or any of its subsidiary undertakings which does not award him any privilege or benefit not generally awarded to the employees or former employees to whom such arrangement relates;

•              concerning the purchase or maintenance by the Company of insurance for any liability for the benefit of directors or for the benefit of persons who include directors;

•              concerning the giving of indemnities in favour of directors;

•              concerning the funding of expenditure by any director or directors on (i) defending criminal, civil or regulatory proceedings or actions against him or them, (ii) in connection with an application to the court for relief, or (iii) defending him or them in any regulatory investigations;

•              concerning the doing of anything to enable any director or directors to avoid incurring expenditure as described in the tenth bullet paragraph of this Article 102.3 immediately above; and

•              in respect of which his interest, or the interest of directors generally, has been authorised by ordinary resolution.

102.4      Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more directors to offices or employments with the Company (or any body corporate in which the Company is interested), the proposals may be divided and considered in relation to each director separately. In such case, each of the directors concerned (if not debarred from voting under the sixth bullet paragraph of Article 102.3) shall be entitled to vote, and be counted in the quorum, in respect of each resolution except that concerning his own appointment or the fixing or variation of the terms thereof.

102.5      If a question arises at any time as to whether any interest of a director prevents him from voting, or being counted in the quorum, under this Article 102, and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting and his ruling in relation to any director other than himself shall be final and conclusive, except in a case where the nature or extent of the interest of such director has not been fairly disclosed. If any such question shall arise in respect of the chairman of the meeting, the question shall be decided by resolution of the directors and the resolution shall be conclusive except in a case where the nature or extent of the interest of the chairman of the meeting (so far as it is known to him) has not been fairly disclosed to the directors.

103         Confidential information

103.1      Subject to Article 103.2, if a director, otherwise than by virtue of his position as director, receives information in respect of which he owes a duty of confidentiality to a person other than the Company, he shall not be required to disclose such information to the Company or to the directors, or to any director, officer or employee of the Company, or otherwise use or apply such confidential information for the purpose of or in connection with the performance of his duties as a director.

103.2      Where such duty of confidentiality arises out of a situation in which the director has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company, Article 103.1 shall apply only if the conflict arises out of a matter which has been authorised under Article 100.1 above or falls within Article 100 above.

103.3      This Article 103 is without prejudice to any equitable principle or rule of law which may excuse or release the director from disclosing information, in circumstances where disclosure may otherwise be required under this Article 103.

104                           Directors’ interests – general

104.1                 For the purposes of Articles 100 to 103:

•                  where the context permits, any reference to an interest includes a duty and any reference to a conflict of interest includes a conflict of interest and duty and a conflict of duties;

•                  an interest of a person who is connected with a director shall be treated as an interest of the director; and

•                  Section 252 of the Companies Act 2006 shall determine whether a person is connected with a director.

104.2                 Where a director has an interest which can reasonably be regarded as likely to give rise to a conflict of interest, the director may, and shall if so requested by the directors, take such additional steps as may be necessary or desirable for the purpose of managing such conflict of interest, including compliance with any procedures laid down from time to time by the directors for the purpose of managing conflicts of interest generally and/or any specific procedures approved by the directors for the purpose of or in connection with the situation or matter in question, including without limitation:

•                  absenting himself from any meeting or part of a meeting of the directors at which the relevant situation or matter falls to be considered; and

•                  not reviewing documents or information made available to the directors generally in relation to such situation or matter and/or arranging for such documents or information to be reviewed by a professional adviser to ascertain the extent to which it might be appropriate for him to have access to such documents or information.

104.3                 The Company may by ordinary resolution ratify any contract, transaction, arrangement or proposal, not properly authorised by reason of a contravention of any provisions of Articles 100 to 103.

DIRECTORS’ COMMITTEES

105                           Delegating powers to committees

The directors can delegate any of their powers, or discretions, to committees of one or more directors. This includes powers or discretions relating to directors’ pay or giving benefits to directors. If the directors have delegated any power or discretion to a committee, any references in these Articles to using that power or discretion include its use by the committee. Any such delegation may be either collaterally with or to the exclusion of their own powers and the directors may revoke or alter the terms of any such delegation. Any such person or committee shall, unless the directors otherwise resolve, have power to sub-delegate any of the powers or discretions delegated to them. Any committee must comply with any regulations laid down by the directors. These regulations can require or allow people who are not directors to be co-opted onto the committee, and can give voting rights to co-opted members. However:

•              there must be more directors on a committee than co-opted members; and

•                                          a resolution of the committee is only effective if a majority of the members of the committee present at the time of the resolution were directors.

106                           Committee procedure

If a committee includes two or more people, the Articles which regulate directors’ meetings and their procedure will also apply to committee meetings (if possible), unless these are inconsistent with any regulations for the committee which have been laid down under Article 105.

DIRECTORS’ POWERS

107                           The directors’ management powers

107.1                 The Company’s business will be managed by the directors. They can use all the Company’s powers except where the Articles, or the Companies Acts, provide that powers can only be used by the shareholders voting to do so at a General Meeting. The general management powers under this Article are not limited in any way by specific powers given to the directors by other Articles.

107.2                 The directors are, however, subject to:

•                  the provisions of the Companies Acts;

•                  the requirements of these Articles; and

•                  any other requirements (whether or not consistent with these Articles) which are approved by the shareholders by passing a special resolution at a General Meeting.

However, if any change is made to these Articles or if the shareholders approve a requirement relating to something which the directors have already done which was within their powers, this will not invalidate any prior act of the directors which would otherwise have been valid.

108                           Provision for employees on cessation or transfer of business

The directors may make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries (other than a director, former director or shadow director) in connection with the cessation or transfer to any person of the whole or part of the undertaking of the Company or that subsidiary.

109                           The power to establish local boards

109.1                 The directors can set up local committees, local boards or local agencies to manage any of the Company’s business. These can be either in or outside the United Kingdom. The directors can appoint, remove and re-appoint anybody (who need not be a director) to be:

•                  members of any local committee, board or agency; or

•                  managers or agents of the Company.

109.2                 The directors can:

•                  decide on the pay and other benefits of people appointed under this Article;

•                  delegate any of their authority, powers or discretions to:

(i)                                     any local board or committee; or

(iii)                               any manager, or agent of the Company;

•                  allow local committees or boards, managers or agents to delegate to another person;

•                  allow the members of local committees, boards or agencies to fill any vacancies on them;

•                  allow the members of local committees, boards or agencies to continue to act even though there are vacancies on them;

•                  remove any people they have appointed under this Article; and

•                  cancel or change an appointment or delegation made under this Article, although this will not affect anybody who acts in good faith who has not had any notice of any cancellation or variation.

Any appointment or delegation by the directors which is referred to in this Article can be on any terms and conditions decided on by the directors.

109.3                 A person who is employed by, or occupies an office with, the Company may be given a title which includes the words “Associate Director”. This will not imply that such person is a director of the Company or that he is entitled to act as a director or be deemed to be a director for the purposes of these Articles.

110                           The power to appoint attorneys

110.1                 The directors can appoint anyone (including the members of a group which changes over time) as the Company’s attorney or attorneys by granting a power of attorney or by authorising him or them in some other way. The attorney or attorneys can either be appointed directly by the directors, or the directors can give someone else the power to select attorneys. The directors can decide on the purposes, powers, authorities and discretions of attorneys.

110.2                 The directors can decide for how long a power of attorney will last and they can apply any terms and conditions to it. The power of attorney can also include any provisions which the directors decide on for the protection and convenience of anybody dealing with the attorney. The power of attorney can also allow the attorney to sub-delegate any or all of his power, authority or discretion to any other person.

111                           Bank mandates

The directors may by resolution authorise such person or persons as they think fit to act as signatories to any bank account of the Company and may amend or remove such authorisation from time to time by resolution.

112                           Name

The Company may change its name by resolution of the directors.

113                           Borrowing powers

So far as the Companies Acts allow, the directors can exercise all the powers of the Company to:

•                  borrow money;

•                  issue (subject to the provisions of the Companies Acts regarding authority to allot debentures convertible into shares) debentures and other securities; and

•                  give any form of:

•                  guarantee; and

•                  security, either outright or as collateral and over all or any of the Company’s undertaking, property and uncalled capital,

for any debt, liability or obligation of the Company or of any third party.

114                           Borrowing restrictions

114.1                 The directors must:

•                  limit the Borrowings of the Company and

•                  exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiary undertakings to ensure that the total amount of all Borrowings by the Group outstanding at any time will not exceed 1.5 times the Adjusted Total of Capital and Reserves at such time.

This limitation on Borrowings will only affect subsidiary undertakings to the extent that the directors can restrict the borrowings of the subsidiary undertakings by exercising the rights or powers of control which the Company has over its subsidiary undertakings. The Company may consent in advance to exceeding the borrowing limit by passing an ordinary resolution at a General Meeting.

114.2                 In this Article:

Group means the Company and its subsidiary undertakings for the time being;

Adjusted Total of Capital and Reserves means the aggregate of the share capital and reserves as shown in the latest audited consolidated balance sheet of the Group (including the amount paid-up or credited as paid-up on the issued share capital of the Company, the share premium account, capital redemption reserve, profit and loss account and other reserves included within the Group’s equity shareholders’ funds) (the “Reserves”) but:

•                  adjusted as appropriate in respect of any variation to the paid-up share capital or reserves since the date of the latest audited consolidated balance sheet as recorded within the monthly management accounting records of the Group prepared in accordance with the accounting bases and principles applied in the preparation of its latest audited consolidated balance sheet;

•                  adding any amount which has been deducted at any time from the Reserves of the Group for goodwill arising on consolidation either by direct charge to Reserves or by charge to the Group’s consolidated profit and loss account; and

•                  making such other adjustments (if any) as the auditors of the Company consider appropriate.

Borrowings means the aggregate amount of all liabilities and obligations of the Group which in accordance with the accounting bases and principles of the Group are treated as borrowings in the latest audited consolidated balance sheet of the Group but:

•                  adjusted as appropriate in respect of any variation to borrowings since the date of the latest audited consolidated balance sheet as recorded within the monthly management accounting records of the Group prepared in accordance with the accounting bases and principles applied in its latest audited consolidated balance sheet;

•                  excluding any borrowings under finance or structured tax lease arrangements to the extent matched as part of those arrangements by deposits of cash or cash equivalent investments which are treated by the creditor concerned as available to reduce its net exposure; and

•                  making such other adjustments (if any) as the auditors of the Company consider appropriate.

114.3                 The determination of the Company’s auditors as to the amount of the Adjusted Total of Capital and Reserves and the total amount of Borrowings at any time shall be conclusive and binding on all concerned and for the purposes of their computation the Company’s auditors may at their discretion make such further or other adjustments (if any) or determinations as they think fit. Nevertheless the directors may act in reliance on a bona fide estimate of the amount of the Adjusted Total of Capital and Reserves and the total amount of Borrowings at any time and if in consequence the borrowing limit is inadvertently exceeded an amount of borrowings equal to the excess may be disregarded until the expiration of three months after the date on which by reason of a determination of the Company’s auditors or otherwise the directors became aware that such a situation has or may have arisen.

114.4                 No lender or other person dealing with the Group need be concerned whether the borrowing limit is observed. No debt incurred or security given in breach of the borrowing limit will be invalid or ineffective unless the lender or the recipient of the security had express notice at the time when the debt was incurred or security given, that the limit had been or would as a result be breached.

ALTERNATE DIRECTORS

115                           Alternate directors

115.1                 Any director may appoint any person (including another director) to act in his place (such person is called an alternate director). Such appointment requires the approval of the directors, unless the proposed alternate director is another director. A director appoints an alternate director by delivering an appointment notice signed, or authenticated in accordance with Article 141, by him (or in any other manner which has been approved by the directors) to the Registered Office. An alternate director need not be a shareholder.

115.2                 The appointment of an alternate director ends if the director appointing him ceases to be a director, unless that director retires at a General Meeting at which he is re-elected under Article 85.1. A director can also remove his alternate by delivering a notice signed, or authenticated in accordance with Article 141, by him (or doing something else which has been approved by the directors) delivered to the Registered Office. An alternate director can also be removed as an alternate by a resolution of the directors.

115.3                 An alternate director is entitled to receive notices of directors’ meetings once he has given the Company an address to which notices may be served on him. He is entitled to attend and vote as a director at any such meeting at which the director appointing him is not personally present and generally at such meeting to perform all functions of the director appointing him as a director. If he is himself a director or attends any such meeting as an alternate for more than one director, he will have one vote for each director for whom he acts as an alternate, in addition to his own vote as a director. However, he may not be counted more than once for the purposes of the quorum. If his appointor is temporarily unable to act through ill health or disability his signature of or authentication of any directors’ written resolution is as effective as the signature or authentication of his appointor.

115.4                 If the directors decide to allow this, Article 115.3 also applies in a similar fashion to any meeting of a committee of which his appointor is a member.

115.5                 An alternate director shall be an officer of the Company and shall alone be responsible to the Company for his own actions and mistakes. Except as said in this Article 115, an alternate director:

•              does not have power to act as a director;

•              is not considered to be a director for the purposes of the Articles;

•              is not considered to be the agent of his appointor; and

•              cannot appoint an alternate director.

115.6                 Subject to the Companies Acts, an alternate director is entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent as if he were a director. However, he is not entitled to receive from the Company as alternate director any pay, except only such part (if any) of the pay otherwise payable to his appointor as such appointor may direct the Company in writing to pay to his alternate.

THE SECRETARY

116                           The Secretary and deputy and assistant secretaries

116.1                 The Secretary is appointed by the directors. The directors decide on the terms and period of his appointment so long as allowed to do so by the Companies Acts. The directors can also remove the Secretary, but this does not affect any claim for damages against the Company for breach of any contract between him and the Company.

116.2                 The directors can also appoint one or more people to be deputy or assistant secretary. Anything which the Companies Acts allow to be done by or to the Secretary can, if there is no Secretary, or the Secretary is for any reason not capable of doing what is required of him, also be done by or to any deputy or assistant secretary. If there is no deputy or assistant secretary capable of acting, the directors can appoint any officer to do what would be required of the deputy or assistant secretary.

THE SEAL

117                           The Seal

117.1                 The directors are responsible for arranging for the Common Seal and any Securities Seal to be kept safely. The Common Seal and any Securities Seal can only be used with the authority of the directors or of a committee authorised by the directors to use it. The Securities Seal can be used only for sealing securities issued by the Company in certificated form and sealing documents creating or evidencing securities issued by the Company.

117.2                 Subject to the provisions of these Articles which relate to share certificates, every document which is sealed using the Common Seal must be signed personally by:

•                  one director and the Secretary; or

•                  two directors; or

•                  by a director or any other persons who are authorised to do so by the directors in the presence of a witness who attests to the signature.

117.3                 Where a signature is required to witness the Common Seal, the directors may decide that the individual need not sign the document personally but that his signature may be printed on it mechanically, electronically or in any other way the directors approve.

117.4                 Securities and documents which have the Securities Seal stamped on them do not need to be signed unless the directors or the Companies Acts require this.

117.5                 The directors can use all the powers given by the Companies Acts relating to official seals for use abroad.

117.6                 Certificates for debentures or other securities of the Company may be printed in any way and may be sealed and/or signed for in any manner allowed by these Articles.

117.7                 As long as it is allowed by the Companies Acts, any document signed by:

•                  one director and the Secretary; or

•                  by two directors; or

•                  one director in the presence of a witness who attests to the signature,

and expressed to be entered into by the Company shall have the same effect as if it had been made effective by using the Common Seal.

AUTHENTICATING DOCUMENTS

118                           Establishing that documents are genuine

118.1                 Any director, or the Secretary, has power to identify as genuine any of the following and to certify copies or extracts from them as true copies or extracts:

•                  any documents relating to the Company’s constitution;

•                  any resolutions passed by the shareholders or any class of shareholders, or by the directors or by a committee of the directors; and

•                  any books, documents, records or accounts which relate to the Company’s business.

The directors can also delegate this power to other people.

118.2                 When any books, documents, records or accounts are not kept at the Registered Office, the officer of the Company who has custody of them is treated as a person who has been authorised by the directors to identify them as genuine and to provide certified copies or extracts from them.

118.3                 A document which appears to be a copy of a resolution or an extract from the minutes of any meeting, and which is certified as a copy or extract as described in Article 118.1 or 118.2 is conclusive evidence for anyone who deals with the Company on the strength of the document that:

•                  the resolution has been properly passed; or

•                  the extract is a true and accurate record of the proceedings of a valid meeting.

DIVIDENDS

119                           Final dividends

The directors may recommend the amount of any final dividend. The shareholders can then declare dividends by passing an ordinary resolution, but the amount declared cannot exceed the amount recommended by the directors.

120                           Fixed and interim dividends

120.1                 If the directors consider that the profits of the Company justify such payments, they can pay:

•                  fixed dividends on any class of shares carrying a fixed dividend on the dates fixed for the payment of those dividends; and

•                  interim dividends on shares of any class of any amounts and on any dates and for any period which they decide.

120.2                 If the directors act in good faith, they are not liable to any shareholders for any loss they may suffer because a lawful dividend (whether fixed or interim) has been paid under this Article on other shares which rank equally with or behind their shares.

121                           Dividends not in cash

If the directors recommend this, shareholders can pass an ordinary resolution to direct all or part of a dividend to be paid by distributing specific assets (and in particular paid-up shares or debentures of any other company) rather than cash. The directors must give effect to that resolution. Where any difficulty arises on the distribution and valuation of the assets, the directors can settle it as they decide. In particular, they can:

•                  issue fractional certificates;

•                  value assets for distribution purposes;

•                  pay cash of a similar value to adjust the rights of persons entitled to the dividend; and/or

•                  transfer any assets to trustees for persons entitled to the dividend.

122                           Calculation and currency of dividends

122.1                 All dividends will be divided and paid in proportions based on the amounts which have been paid-up on the shares during any period for which the dividend is paid. Sums which have been paid-up in advance of calls do not count in calculating the amount of a dividend to be paid on a share. If the terms on which any share is issued provide that such share will be entitled to a dividend as if it were a fully-paid-up, or partly-paid-up, share from a particular date (in the past or the future), it will be entitled to a dividend on this basis. This Article applies unless the rights attached to any shares, or the terms of any shares, provide otherwise.

122.2                 Unless the rights attached to any shares, or the terms of any shares, or the Articles provide otherwise, a dividend, or any other money payable in respect of any share, can be paid to a shareholder in whatever currency the directors decide, using an appropriate exchange rate selected by the directors for any currency conversions which are required.

122.3                 The directors can decide that a particular Approved Depositary should be able to receive dividends in a currency other than the currency in which it is declared and can make arrangements accordingly. In particular, if an Approved Depositary has chosen or agreed to receive dividends in another currency, the directors can make arrangements with the Approved Depositary for payment to be made to the Approved Depositary for value on the date on which the relevant dividend is paid, or a later date decided on by the directors.

123                           Deducting amounts owing from dividends and other money

If a shareholder owes any money for calls on shares, or money relating in any other way to shares, the directors can deduct any of this money (as long as it is immediately payable) from:

•                  any dividend on any shares held by the shareholder; or

•                  any other money payable by the Company in connection with the shares.

Money deducted in this way can be used to pay amounts owed to the Company in connection with the shares.

124                           Payments to shareholders

124.1                 Any dividend or other money payable in connection with the shares must be paid to:

•                  the holder of that share;

•                  if the share is held by more than one person, whichever of the joint holders’ names appears first in the Register;

•                  if the member is no longer entitled to the share, the person or persons who have become automatically entitled to the shares by law; or

•                  such other person or persons as the member (or, in the case of joint holders of a share, all of them) may direct.

124.2                 Any dividend or other money payable in cash (whether in sterling or foreign currency) relating to a share can be paid by such method as the directors, in their absolute discretion, may decide. Different methods of payment may apply to different shareholders or groups of shareholders (such as overseas shareholders). Without limiting any other method of payment which the Company may adopt, the directors may decide that payment can be made wholly or partly:

•                  by inter-bank transfer, electronic form, electronic means or by such other means approved by the directors directly to an account (of a type approved by the directors) as instructed by the shareholder or the joint shareholders; or

•                  by cheque or warrant or any other similar financial instrument made payable to the shareholder who is entitled to it and sent direct to his registered address or, in the case of joint shareholders, to the shareholder who is first named in the Register and sent direct to his registered address, or to someone else named in an instruction from the shareholder (or from all joint shareholders).

124.3                 If the directors decide that payments will be made by electronic transfer to an account (of a type approved by the directors) nominated by a shareholder or joint shareholders, but no such account is nominated by the shareholder or joint shareholders or an electronic transfer into a nominated account is rejected or refunded, the Company may credit the amount payable to an account of the Company to be held until the shareholder nominates a valid account.

124.4                 An amount credited to an account under Article 124.3 is to be treated as having been paid to the shareholder at the time it is credited to that account. The Company will not be a trustee of the money and no interest will accrue on the money.

124.5                 The Company will not pay interest on any dividend or other money due to a shareholder in respect of his shares, unless the rights of the shares provide otherwise.

124.6                 Payment by electronic transfer, cheque or warrant, or in any other way, is made at the risk of the people who are entitled to the money. The Company is treated as having paid a dividend if a payment using electronic or other means approved by the directors is made in accordance with instructions given by the Company or if such a cheque or warrant is cleared. The Company will not be responsible for a payment which is lost or delayed.

124.7                 For joint shareholders, the Company can rely on a receipt for a dividend or other money paid on shares from any one of them.

125                           Record dates for payments and other matters

Any dividend or distribution on shares of any class can be paid to the holder or holders of the shares shown on the Register, at the close of business on whatever day may be provided in the resolution declaring the dividend or providing for the distribution. The dividend or distribution will be based on the number of shares registered on that day. This Article applies whether what is being done is the result of a resolution of the directors or a resolution passed at a General Meeting. The date can be before any relevant resolution was passed. This Article does not affect the rights to the dividend or distribution as between past and present shareholders.

126                           No interest on dividends

No interest is payable on any dividend or other money payable in connection with the shares unless the terms of issue of those shares or the provisions of any agreement between the Company and the shareholders provide otherwise.

127                           Retention of dividends

127.1                 The directors may retain all or part of any dividend or other money payable in connection with the shares on which the Company has a lien in respect of which a notice has been issued following non-payment of a call in accordance with Article 23.

127.2                 The Company must use any amounts retained under Article 127.1 towards satisfaction of the moneys payable to the Company in respect of that share.

127.3                 The Company must notify the person otherwise entitled to payment of the sum that it has been retained and how the retained sum has been used.

127.4                 The directors may retain the dividends payable upon shares:

•                                          in respect of which any person is entitled to become a member pursuant to Article 41 until such person shall become a member in respect of such shares; or

•                                          which any person is entitled to transfer pursuant to Article 44 until such person has transferred those shares.

128                           Dividends which are not claimed

128.1                 If an amount is held in an account pursuant to Article 124.3, or a payment made by cheque, warrant or any other written financial instrument for an amount payable under Article 124.2 has not been claimed, for one year after the passing of either the resolution passed at a General Meeting declaring that dividend or the resolution of the directors providing for payment of that dividend, the directors may invest the dividend or use it in some other way for the benefit of the Company until the dividend is claimed. If a dividend has not been claimed for 12 years after either the passing of the relevant resolution either declaring that dividend or providing for payment of that dividend, it will be forfeited and belong to the Company again.

128.2                 If an amount is held in an account pursuant to Article 124.3, or a cheque, warrant or other written financial instrument for an amount payable under Article 124.2 has been sent back or is not cashed, for two dividends in a row, the Company can stop paying dividends. If the shareholder or a person automatically entitled to the shares by law claims those dividends in writing (before they are forfeited under Article 128.1), the Company must start paying dividends by any payment method approved by the directors in accordance with Article 124.

129                           Waiver of dividends

Where a shareholder wants to waive his entitlement to all or any part of a dividend, he may do so by delivering a notice in writing to that effect, signed, or authenticated in accordance with Article 141, by him, to the Company. If appropriate, the notice in writing may be signed, or authenticated in accordance with Article 141, by whoever has become automatically entitled to the shares by law. For the waiver to be effective, the Company must accept the notice in writing and act on it. The Company may, however, decline to act on the notice in writing and continue to pay dividends to the shareholder accordingly.

CAPITALISING RESERVES

130                           Capitalising reserves

130.1                 Subject to any special rights attaching to any class of shares, the shareholders can pass an ordinary resolution to allow the directors to change into capital any sum which:

•                                          is part of any of the Company’s reserves (including premiums received when any shares were issued, capital redemption reserves or other undistributable reserves); or

•                                          the Company is holding as undistributed profits.

130.2                 Unless the ordinary resolution states otherwise the directors will use the sum which is changed into capital for the Ordinary Shareholders on the Register at the close of business on the day the resolution is passed (or another date stated in the resolution or fixed as stated in the resolution). The sum set aside must be used to pay up in full shares of the Company and to allot such shares and distribute them to holders of Ordinary Shares as bonus shares in proportion to their holdings of Ordinary Shares at the time. The shares can be Ordinary Shares or, if the rights of other existing shares allow this, shares of some other class.

130.3                 If any difficulty arises in operating this Article, the directors can, subject to the Companies Act 2006 and the CREST Regulations, resolve it in any way which they decide. For example they can deal with entitlements to fractions of a share. They can decide that the benefit of fractions of a share belongs to the Company or that fractions of a share are ignored or deal with fractions of a share in some other way.

130.4                 The directors can appoint any person to sign any contract with the Company on behalf of those who are entitled to shares under the resolution. Such a contract is binding on all concerned.

SCRIP DIVIDENDS

131                           Ordinary Shareholders can be offered the right to receive extra shares instead of cash dividends

131.1                 The directors can offer Ordinary Shareholders the right to choose to receive extra Ordinary Shares, which are credited as fully-paid shares instead of some or all of their cash dividend. Before they can do this, the shareholders must have passed an ordinary resolution authorising the directors to make this offer.

131.2                 The ordinary resolution can apply to a particular dividend or dividends (whether declared or not). Alternatively, it can apply to some or all of the dividends which may be declared or paid in a specified period. The specified period must end no later than five years after the ordinary resolution is passed. The directors can (without the need for any further ordinary resolution) offer rights of election in respect of any dividend declared or proposed after the date these Articles are adopted and at, or prior to, the next Annual General Meeting.

131.3                 The directors can offer Ordinary Shareholders or persons automatically entitled by operation of law the right to request new Ordinary Shares instead of cash for:

•                                          the next dividend proposed to be paid; or

•                                          in respect of that dividend or all future dividends (if shares are made available as an alternative to a cash dividend), until they tell the Company that they no longer wish to receive new Ordinary Shares, or the authority given under Article 131.1 expires and in not renewed (whichever happens earlier).

The directors can also allow Ordinary Shareholders to choose between these alternatives.

131.4                 An Ordinary Shareholder opting for new shares is entitled to Ordinary Shares whose total relevant value is as near as possible to the cash dividend (disregarding any tax credit) he would have received, but no greater than such cash dividend.

131.5                 The relevant value of an Ordinary Share is a value calculated in the manner set out in the ordinary resolution or, if the ordinary resolution does not set out how the relevant value of an Ordinary Share is to be calculated, then the relevant value of an Ordinary Share is the average value of the Ordinary Shares for the five dealing days starting from, and including, the day when the shares are first quoted “ex dividend ”. This average value is worked out from the average middle market quotations for the Ordinary Shares on the London Stock Exchange, as published in its Daily Official List. A certificate or report from the Company’s auditors as to the amount of the relevant value will be conclusive evidence of that amount.

131.6                 After the directors have decided to apply this Article to a dividend, they must notify eligible Ordinary Shareholders in writing of their right to choose new Ordinary Shares. This notice should also set out the procedure by which the Ordinary Shareholders must notify the Company if they wish to receive new Ordinary Shares. Where Ordinary Shareholders have already chosen to receive new Ordinary Shares in place of all cash future dividends, if new Ordinary Shares are available, the Company will not notify them of a right to receive new Ordinary Shares. Instead, the Company will remind them that they have already chosen to receive new Ordinary Shares and explain to them how to tell the Company if they wish to start receiving cash dividends again.

131.7                 The directors can set a minimum number of Ordinary Shares in respect of which the right to choose new Ordinary Shares can be exercised. No Ordinary Shareholder or person who is automatically entitled to an Ordinary Share by law will receive a fraction of a share. The directors can decide how to deal with any fractions left over and the Company can, if the directors decide, receive the benefit of any or all of these.

131.8                 The directors can exclude or restrict the right to choose new Ordinary Shares, or make any other arrangements where they decide that:

•                                          this is necessary or convenient to deal with any legal or practical problems in relation to holders of Ordinary Shares with registered addresses in any particular territory under the laws of any territory, or requirements of any recognised regulatory body or stock exchange in any territory; or

•                                          special formalities would otherwise apply in connection with the offer of new Ordinary Shares (including Ordinary Shares being represented by American Depositary Shares); or

•                                          it would be impractical or unduly onerous to give the right to any Ordinary Shareholder or that for some other reason the offer should not be made to them.

131.9                 The directors can exclude or restrict the right to choose new Ordinary Shares in the case of any shareholder who is an Approved Depositary or a nominee for an Approved Depositary. They can do this if the offer or exercise of the right to or by the people on whose behalf the Approved Depositary holds the shares would suffer from legal or practical problems of the kind mentioned in Article 131.8. If other Ordinary Shareholders (other than those excluded under Article 131.8) have the right to choose new Ordinary Shares, the directors must be satisfied that an appropriate dividend reinvestment plan or similar arrangement is available to a substantial majority of the people on whose behalf the Approved Depositary holds shares or that such arrangements will be available promptly. The first sentence of this Article 131.9 does not apply until the directors are satisfied of this.

131.10          If an Ordinary Shareholder chooses to receive new Ordinary Shares, no dividend on the Ordinary Shares for which he has chosen to receive new Ordinary Shares (which are called the elected shares), will be declared or payable. Instead, new Ordinary Shares will be allotted on the basis set out earlier in this Article. To do this the directors will convert into capital a sum equal to the total nominal value of the new Ordinary Shares to be allotted. They will use this sum to pay up in full the appropriate number of new Ordinary Shares. These will then be allotted and distributed to the holders of the elected shares as set out above. The sum to be converted into capital can be taken from any amount which is then in any reserve or fund (including the share premium account, any capital redemption reserve and the profit and loss account). Article 130 applies to this process, so far as it is consistent with this Article 131.

131.11          The new Ordinary Shares rank equally in all respects with the existing fully-paid-up Ordinary Shares at the time the new Ordinary Shares are allotted. The new Ordinary Shares are not entitled to share in the dividend from which they arose or any other dividend or distribution or other entitlement which has been declared, made or paid or is payable by reference to such record date or earlier record date.

131.12          Unless the directors decide otherwise or the CREST Regulations or the rules of a relevant system require otherwise, any new Ordinary Shares which an Ordinary Shareholder has chosen to receive instead of some or all of his cash dividend will be:

•                                          shares in uncertificated form if the corresponding elected shares were uncertificated shares on the record date for that dividend; and

•                                          shares in certificated form if the corresponding elected shares were shares in certificated form on the record date for that dividend.

131.13          The directors can decide that new Ordinary Shares will not be available in place of any cash dividend. They can decide this at any time before new Ordinary Shares are allotted in place of such dividend, whether before or after Ordinary Shareholders have chosen to receive new Ordinary Shares.

131.14          The directors have the power to do all acts and things they consider necessary to give effect to this Article.

ACCOUNTS

132                           Accounting and other records

132.1                 The directors must make sure that proper accounting records that comply with the Companies Acts are kept. These records must explain the Company’s transactions and show its financial position at any time with reasonable accuracy.

133                           Location and inspection of records

133.1                 The accounting records must be kept:

•                                          at the Registered Office; or

•                                          at any other place which the Companies Acts allow and the directors decide on.

133.2                 The Company’s officers always have the right to inspect the accounting records.

133.3                 No shareholder (other than a shareholder who is also an officer) has any right to inspect any books or papers of the Company unless:

•                                          the Companies Acts or a proper court order give him that right; or

•                                          the directors authorise him to do so; or

•                                          he is authorised by an ordinary resolution to do so.

COMMUNICATIONS WITH SHAREHOLDERS

134                           Serving and delivering notices and other documents

134.1                 To the extent permitted and unless required otherwise by the Companies Acts, any other Act applying to the Company or these Articles, the Company can send, serve, supply or deliver any offer, notice, information or any other document, including a share certificate, on or to a shareholder:

•                                          personally;

•                                          by posting it in a letter (with postage paid) to the shareholder’s registered address or by causing it to be left at that address in some other way; or

•                                          by electronic means and/or by making such offers, notices, information or documents available on a website.

134.2                 The Company Communication Provisions have effect, subject to the provisions of Articles 137, 138 and 141, for the purposes of any provisions of the Companies Acts or these Articles that authorise or requires offers, notices, information or any other documents to be sent, served, supplied or delivered by or to the Company.

134.3                 Articles 134 to 141 do not affect any provision of the Companies Acts requiring offers, notices, information or documents to be sent, served, supplied or delivered in a particular way.

135                           Notices to joint holders

135.1                 Anything which needs to be agreed or specified by the joint holders of a share shall for all purposes be taken to be agreed or specified by all the joint holders where it has been agreed or specified by the joint holder whose name stands first in the Register in respect of the share.

135.2                 If more than one joint holder gives instructions or notifications to the Company pursuant to these Articles then save where these Articles specifically provide otherwise, the Company shall only recognise the instructions or notifications of whichever of the joint holders’ names appears first in the Register.

135.3                 Any offer, notice, information or any other document which is authorised or required to be sent or supplied to joint holders of a share may be sent or supplied to the joint holder whose name stands first in the Register in respect of the share, to the exclusion of the other joint holders. For such purpose, a joint holder having no registered address in the United Kingdom and not having supplied an address within the United Kingdom for the service of notices may, subject to any Act applying to the Company, be disregarded.

135.4                 The provisions of this Article shall have effect, subject to the Companies Acts, in place of the Company Communications Provisions regarding notices to joint holders.

136                           Notices for shareholders with foreign addresses

Subject to the Companies Acts and any other Act applying to the Company, the Company shall not be required to send offers, notices, information or any other documents to a shareholder who (having no registered address within the United Kingdom) has not supplied to the Company a postal address within the United Kingdom for the service of notices.

137                           When notices are served

137.1                 If an offer, notice, information or any other document is delivered or served by hand, it is treated as being delivered or served at the time it is handed to the shareholder or left at his registered address.

137.2                 If an offer, notice, information or any other document (including a share certificate) is sent or supplied by the Company in hard copy form, or in electronic form, but to be delivered other than by electronic means, and which is sent by pre-paid post and properly addressed shall be deemed to have been received by the intended recipient at the expiration of 24 hours after the time it was posted, and in proving such receipt it shall be sufficient to show that such offer, notice, information or other document was properly addressed, pre-paid and posted.

137.3                 If an offer, notice, information or any other document is sent or supplied by the Company by electronic means it shall be deemed to have been received by the intended recipient two hours after it was transmitted, and in proving such receipt it shall be sufficient to show that such offer, notice, information or other document was properly addressed.

137.4                 If an offer, notice, information or any other document is sent or supplied by the Company by means of a website it shall be deemed to have been received when the material was first made available on the website or, if later, when the recipient received (or is deemed to have received) notice of the fact that the material was available on the website.

137.5                 This Article shall have effect, subject to any mandatory provision of the Companies Acts and any other Act applying to the Company, in place of the Company Communications Provisions relating to when offers, notices, information or any other documents are deemed delivered.

138                           Serving notices and documents on shareholders who have died or are bankrupt

138.1                 A person who claims to be entitled to a share in consequence of the death or bankruptcy of a shareholder or otherwise by operation of law shall supply to the Company:

•                                          such evidence as the directors may reasonably require to show his title to the share; and

•                                          an address within the United Kingdom for the service of notices,

whereupon he shall be entitled to have served upon or delivered to him at such address any offer, notice, information or any other document to which the said shareholder would have been entitled, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such offer, notice, information or any other document on all persons interested (whether jointly with or claiming through or under him) in the share.

138.2                 Save as provided by Article 138.1, any offer, notice, information or any other document delivered or sent to the address of any shareholder in pursuance of these Articles shall, notwithstanding that such shareholder be then dead or bankrupt or in liquidation, and whether or not the Company has notice of his death or bankruptcy or liquidation, be deemed to have been duly delivered or sent in respect of any share registered in the name of such shareholder as sole or first-named joint holder.

138.3                 The provisions of this Article shall have effect in place of the Company Communications Provisions regarding the death or bankruptcy of a holder of shares in the Company.

139                           If documents are accidentally not sent or the postal services are suspended

139.1                 The accidental failure to send, or the non-receipt by any person entitled to any offer, notice, information or any other document relating to any meeting or other proceeding shall not invalidate the meeting or other proceeding.

139.2                 If at any time by reason of the suspension or curtailment of postal services within the United Kingdom the Company is unable to give notice by post in hard copy form of a shareholders’ meeting, such notice shall be deemed to have been given to all shareholders entitled to receive such notice in hard copy form if such notice is advertised in at least one national newspaper and such notice shall be deemed to have been given on the day when the advertisement appears. In any such case, the Company shall (i) make such notice available on its website from the date of such advertisement until the conclusion of the meeting or any adjournment thereof and (ii) send confirmatory copies of the notice by post to such shareholders if at least seven days prior to the meeting the posting of notices again becomes practicable.

140                           When entitlement to notices stops

140.1                 If the Company sends a notice or other communication to a shareholder on two separate occasions during a 12-month period and each of them is returned undelivered or the Company receives notification that such notice or other communication has not been delivered in each case then that shareholder will not be entitled to receive notices or other communications from the Company.

140.2                 A shareholder who has ceased to be entitled to receive notices or communications from the Company pursuant to Article 140.1 becomes entitled to receive a notice or communication again by supplying the Company with:

•                                          a new postal address; or

•                                          an electronic address,

for the service of notices.

140.3                 For the purposes of this Article 140, references to a communication include references to any method of payment; but nothing in this Article 140 will entitle the Company to stop sending any dividend by any means, unless the Company is also entitled to do so under Article 128.2.

141                           Signature or authentication of documents sent electronically

141.1                 Where these Articles require an offer, notice, information or any other document to be signed or authenticated by a shareholder or any other person then any such offer, notice or other document sent or supplied in electronic form or by means of a website shall be sufficiently authenticated in any manner authorised by the Company Communications Provisions or in such other manner approved by the directors.

141.2                 The directors may determine procedures for validating offers, notices, information or any other documents sent or supplied in electronic form or by means of a website, and any offer, notice, information or any other document, not validated in accordance with such procedures shall be deemed not to have been received by the Company.

MINUTES

142                           Minutes

142.1                 The directors must ensure that minutes are entered in books kept for the purpose of:

•                                          all appointments of officers made by the directors;

•                                          the names of the directors present at each directors’ meeting and of any committee of the directors;

•                                          all resolutions and proceedings at all General Meetings of the Company, the holders of any class of shares in the Company, the directors and any committees of the directors.

142.2                 If any such minute purports to be signed or authenticated by the chairman of the meeting at which the proceedings took place or by the chairman of the next succeeding meeting this shall be conclusive evidence of the proceedings.

WINDING UP

143                           Directors’ power to petition

The directors can present a petition to the Court in the name and on behalf of the Company for the Company to be wound up.

DESTROYING DOCUMENTS

144                           Destroying documents

144.1                 The Company can destroy all:

•                                          forms of transfer of shares, and documents sent to support a transfer, and any other documents which were the basis for making an entry on the Register, after six years from the date of registration;

•                                          dividend payment instructions and notifications of a change of address or name, after two years from the date these were registered;

•                                          cancelled share certificates, one year after the date they were cancelled; and

•                                          proxy appointments from one year after the end of the meeting to which the appointment relates.

144.2                 A document destroyed in accordance with Article 144.1 is conclusively treated as having been a valid and effective document in accordance with the Company’s records relating to the document. Any action of the Company in dealing with the document in accordance with its terms before it was destroyed is conclusively treated as properly taken.

144.3                 Articles 144.1 and 144.2 only apply to documents which are destroyed in good faith and if the Company has not been informed that keeping the documents is relevant to any claim.

144.4                 For documents relating to shares in uncertificated form, the Company must also comply with any rules (as defined in the CREST Regulations) which limit its ability to destroy these documents.

144.5                 This Article does not make the Company liable if it:

•                                          destroys a document earlier than referred to in Article 144.1; or

•                                          would not be liable if this Article did not exist.

144.6                 The Company can, subject to the Companies Acts, destroy a document earlier than the dates mentioned in Article 144.1 if the Company makes a permanent record (whether made electronically or by any other means) of that document before it is destroyed.

144.7                 This Article applies whether a document is destroyed or disposed of in any other manner.

DIRECTORS’ LIABILITIES

145                           Indemnity

145.1                 Subject to the provisions of, and so far as may be permitted by and consistent with, the Companies Acts, rules made by the UK Listing Authority and local law as applicable, every director, Secretary and officer of the Company and of each Associated Company of the Company may be indemnified by the Company out of its own funds against:

•                                          any liability incurred by or attaching to him in connection with any negligence, default, breach of duty or breach of trust by him in relation to the Company or any Associated Company of the Company other than in the case of a director of the Company or any Associated Company:

(i)                                     any liability to the Company or any Associated Company; and

(ii)                                  any liability of the kind referred to in Section 234(3) of the Companies Act 2006; and

•                                          any other liability incurred by or attaching to him in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office.

145.2                 Subject to the provisions of, and so far as may be permitted by and consistent with, the Companies Acts, the rules of the UK Listing Authority and local law as applicable, every director, Secretary and officer of the Company and of each Associated Company of the Company may be indemnified by the Company out of its own funds against:

•                                          any liability incurred by or attaching to him in connection with any negligence, default, breach of duty or breach of trust by him in relation to the Company or any Associated Company of the Company, if it is the trustee of an occupational pension scheme (within the meaning of Section 235(6) of the Companies Act 2006), in so far as such liability relates to the Company’s or any such Associated Companies’ activities as trustee of such occupational pension scheme and other than in the case of a director of the Company or any Associated Company any liability of the kind referred to in Section 235(3) of the Companies Act 2006; and

•                                          any other liability incurred by or attaching to him in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office.

145.3                 Where a director, Secretary or officer is indemnified against any liability in accordance with this Article 145, such indemnity shall extend to all costs, charges, losses, expenses and liabilities incurred by him in relation thereto.

145.4                 In this Article Associated Company shall have the meaning given by Section 256 of the Companies Act 2006.

145.5                 So far as the Companies Acts allow, the Secretary and other officers, who are not directors of the Company or an Associated Company of the Company of the Company are exempted from any liability to the Company or any Associated Company of the Company where that liability would be covered by the indemnity in Article 145.1.

146                           Insurance and defence funding

146.1                 For the purpose of this Article each of the following is a Relevant Company:

•                                          the Company;

•                                          any holding company of the Company;

•                                          any company in which the Company or its holding company or any of the predecessors of the Company or of its holding company has or had any interest, whether direct or indirect; and

•                                          any company which is in any way allied to or associated with the Company, or any subsidiary undertaking of the Company or such other company.

146.2                 Without limiting Article 145 in any way, the directors can arrange for the Company to purchase and maintain insurance for or for the benefit of any persons who are or were at any time:

•                                          directors, officers or employees of any Relevant Company; or

•                                          trustees of any pension fund or employees’ share scheme in which employees of any Relevant Company are interested.

This includes, for example, insurance against any liability incurred by them for any act or omission:

•                                          in performing or omitting to perform their duties; and/or

•                                          in exercising or omitting to exercise their powers; and/or

•                                          in claiming to do any of these things; and/or

•                                          otherwise in relation to their duties, powers or offices.

146.3                 Subject to the provisions of and so far as may be permitted by the Companies Act 2006, rules made by the UK Listing Authority and local law as applicable, the Company:

•                                          may provide a director, Secretary or officer of the Company or any Associated Company of the Company with funds to meet expenditure incurred or to be incurred by him in:

(i)                                     defending any criminal or civil proceedings in connection with any negligence, default, breach of duty or breach of trust by him in relation to the Company or an Associated Company of the Company; or

(ii)                                  in connection with any application for relief under the provisions mentioned in Section 205(5) of the Companies Act 2006; and

•                                          may do anything to enable any such director, Secretary or officer to avoid incurring such expenditure.

146.4                 The terms set out in Section 205(2) of the Companies Act 2006 shall apply to any provision of funds or other things done under Article 146.3.

146.5                 Subject to the provisions of and so far as may be permitted by the Companies Acts, rules made by the UK Listing Authority and local law as applicable, the Company:

•                                          may provide a director, Secretary or officer of the Company or any Associated Company of the Company with funds to meet expenditure incurred or to be incurred by him in defending himself in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or any Associated Company of the Company; and

•                                          may do anything to enable any such director, Secretary or officer to avoid incurring such expenditure.

146.6                 In this Article Associated Company shall have the meaning given thereto by Section 256 of the Companies Act 2006.

SHARE WARRANTS

147                           Issue of Share Warrants

147.1                 The Company can issue Share Warrants which state that the bearer of the Share Warrant (“Bearer”) is entitled to the shares specified in the Share Warrant. The Company can only do this in a way which is allowed under the Companies Acts and in Articles 147 to 154. Share Warrants can provide for the payment of future dividends and other distributions relating to the shares. Payment can be made by exchanging coupons which can be attached to the Share Warrants, or in any other way which the directors determine.

147.2                 The Bearer of a Share Warrant is entitled to the number of shares which are specified in it. These shares can be transferred by one person delivering the Share Warrant to another.

147.3                 Subject to Article 147.2, the provisions of the Articles relating to share certificates and transferring shares do not apply to Share Warrants.

147.4                 Each Share Warrant must be issued under the Seal.

147.5                 The directors can decide on the language and form of, and the number of shares represented by, each Share Warrant. Subject to the Articles, the directors can vary the conditions of issue of any Share Warrant from time to time.

148                           Directors can accept a certificate instead of a Share Warrant

148.1                 The directors can accept a certificate from the persons referred to in Article 148.2 stating that they hold Share Warrants on behalf of someone named in the certificate as proof of matters set out in such certificate. The certificate will be in such form as the directors decide (including details of the number of shares to which the Share Warrant relates).

148.2                 The only people who may deliver a certificate to the Company are the ADR Depositary or any bank or agent which has been appointed by the Company. For the purposes of Articles 147 to 153, the Company can treat the deposit of the certificate as though the Share Warrant itself had been deposited at the Transfer Office.

148.3                 As long as the certificate is in a form agreed by the directors, the Company does not need to make any further enquiry into the accuracy of the information contained in the certificate.

149                           Requesting a Share Warrant

149.1                 A Share Warrant will only be issued if a shareholder requests in writing that a Share Warrant is issued for some or all of the shares which are registered in his name.

149.2                 The request must be addressed to the directors at the Transfer Office. The directors can specify the form of the request, and can require that evidence is sent with the request to prove the identity of the person making the request and his right to the shares. The directors do not have to agree to this request.

149.3                 Where a shareholder requests that Share Warrants are issued in relation to shares registered in his name, and there are share certificates in respect of those shares, a Share Warrant will only be issued once the share certificates have been delivered to the Transfer Office for cancellation.

149.4                 A person who requests a Share Warrant (including a person requesting a Share Warrant in the circumstances described in Article 150) is responsible (and will re-imburse the Company) for all and any stamp duties, stamp duty reserve tax, bearer instrument duty, taxes, charges, fees, interest and penalties payable in connection with the issue of the Share Warrants. This Article 149.4 applies unless the person requesting the Share Warrant agrees otherwise with the Company.

150                           Replacing Share Warrants

150.1                 If a Share Warrant is damaged or defaced, the Bearer can request a new one, once he returns the damaged or defaced Share Warrant to the directors at the Transfer Office. Once any payments of the types described in Article 149.4 are made (if any), a new Share Warrant will be issued.

150.2                 If a Share Warrant is said to have been lost, stolen or destroyed, the directors can issue a replacement (although they do not have to do so). The directors can require satisfactory evidence of the loss, theft or destruction, an indemnity, the payment of any exceptional out of pocket expenses, and payments of the types described in Article 149.4 before issuing a replacement.

150.3                 The Bearer can ask the directors to cancel his existing Share Warrant and replace it with two (or more) Share Warrants which together represent the same number of shares which the original single Share Warrant represented. The directors do not have to comply with this request. If they do, the Bearer will have to surrender his original Share Warrant and can be required by the directors to make any payments of the types described in Article 149.4 before the new Share Warrants are issued.

151                           Rights of the Bearer

151.1                 The Bearer (or a person who has deposited his Share Warrant in accordance with Article 151.2 or if the directors so decide, Article 148.2) shall be entitled to the same rights and be subject to the same obligations as those to which he would be entitled or subject if he were the registered holder of the shares to which the Share Warrant relates. This is subject to the provisions of Articles 147 to 154.

151.2                 Where a Bearer deposits his Share Warrant, together with a declaration in writing giving his name and address, at the Transfer Office (or some other place specified by the directors) he has certain rights at any General Meeting provided that such Share Warrant is deposited at least 48 hours in advance of such meeting. For as long as the Share Warrant remains so deposited, the person who deposited it will have the following rights as if he were the registered holder from the time of deposit of the shares specified in the Share Warrant at a General Meeting:

•                                          the right to sign a form requiring a General Meeting;

•                                          the right to give notice of his intention to submit a resolution at a General Meeting;

•                                          the right to attend, speak and vote, appoint a proxy and exercise the other rights of a shareholder at a General Meeting.

151.3                 Any Share Warrant which is deposited in accordance with Article 151.2 must remain deposited until the end of the General Meeting at which the person who deposited the Share Warrant desires to attend or be represented.

151.4                 If a person presents a Share Warrant at the Transfer Office, the Company is entitled to assume that this person is the owner of the Share Warrant. The Company can pay dividends or moneys relating to the shares specified in the Share Warrant which are due to this person either to such person or to an account specified by him. If the Company does this, it shall have performed its obligation to pay that dividend or those moneys.

152                           Bearers of Share Warrants participating in securities offers

152.1                 In the case of a securities offer, there is no need to contact any Bearer individually. Instead, all the Company need do is advertise the details of the securities offer in a leading United Kingdom national daily newspaper (and any other newspapers the directors decide on).

152.2                 If, following the publication of the advertisement referred to above, the Bearer deposits the Share Warrant (or, if appropriate, the coupon attached to the Share Warrant) at the Transfer Office (or some other place mentioned in the advertisement), within the time limit set out in the securities offer, he shall have the same right to participate in the securities offer as if he were the registered holder of the shares specified in the Share Warrant.

152.3                 For the purposes of this Article, a securities offer means an offer of shares, securities or debentures to shareholders or any class of shareholders, or a proposed issue of shares pursuant to Article 130.

153                           Communications with Bearers of Share Warrants

153.1                 In the case of any communication (for example, a notice of General Meeting, a circular or annual report) with shareholders, there is no need for the Company to contact any Bearer individually. Instead, all the Company need do is advertise the communication in a leading United Kingdom national daily newspaper (and any other newspapers the directors decide on), giving an address where copies of the communication may be obtained by the Bearer.

153.2                 The Company must communicate with the Bearer in a different way, if the London Stock Exchange requires this.

154                           Issuing shares to which the Share Warrant relates

154.1                 The Bearer can ask to be registered as a shareholder (or that another person be so registered) in respect of all or any of the shares specified in the Share Warrant. In order to do so he must deposit at the Transfer Office (or another place specified by the directors):

•                                          the Share Warrant; and

•                                          a signed declaration in a form agreed by the directors which sets out the names and addresses of the persons, and the numbers of shares, in whose name he wishes such shares to be registered.

154.2                 The Company will comply with a request made in accordance with Article 154.1 only upon the payment (or reimbursement) by the Bearer of all and any stamp duties, stamp duty reserve tax, bearer instrument duty, taxes, charges, fees, interest and penalties payable in connection with the issue of the shares. The Company may, however, agree that any such taxes or costs do not have to be paid by the Bearer.

154.3                 If the Company complies with a request made in accordance with Article 154.1, the person named in the declaration will be entitled to have his name entered as a member in the Register in respect of the shares specified in the declaration and to receive a share certificate for them. The time limit for the Company to prepare a share certificate under this Article 154.3 is two months from the decision to comply with a request made in accordance with Article 154.1.

154.4                 If the declaration does not deal with all the shares to which the Share Warrant relates, a new Share Warrant for the remaining shares will be issued, without charge, to the person who deposited the old Share Warrant. The new Share Warrant will only be issued upon the cancellation of the old Share Warrant.

ADR DEPOSITARY

155                           ADR Depositary can appoint proxies

155.1                 The ADR Depositary can appoint more than one person to be its proxy. As long as the appointment complies with the requirements in Article 155.2, the appointment can be made in any way and on any terms which the ADR Depositary thinks fit. Each person appointed in this way is called an Appointed Proxy.

155.2                 The appointment must set out the number of shares in relation to which an Appointed Proxy is appointed. This number is called the Appointed Number. The Appointed Number of all Appointed Proxies appointed by the ADR Depositary, when added together, must not be more than the number of Depositary Shares (as calculated in Article 155.3).

155.3                 The Depositary Shares attributable to the ADR Depositary consist of the total of the number of shares:

•                                          registered in the name of the ADR Depositary;

•                                          represented by Share Warrants which have been deposited by the ADR Depositary with the Company in accordance with Article 151; and

•                                          represented by Share Warrants which are set out in a certificate from the ADR Depositary accepted by the directors in accordance with Article 148.

156                           The ADR Depositary must keep a Proxy Register

156.1                 The ADR Depositary must keep a register of the names and addresses of all the Appointed Proxies. This is called the Proxy Register. The Proxy Register will also set out the Appointed Number of shares of each Appointed Proxy. This can be shown by setting out the number of American Depositary Receipts which each Appointed Proxy holds and stating that the Appointed Number of shares can be ascertained by multiplying the said number of American Depositary Receipts by such number which for the time being is equal to the number of shares which any one American Depositary Receipt represents.

156.2                 The ADR Depositary must let anyone whom the directors nominate inspect the Proxy Register during usual business hours on a working day. The ADR Depositary must also provide, as soon as possible, any information contained in the Proxy Register if it is demanded by the Company or its agents.

157                           Appointed Proxies can only attend General Meetings if properly appointed

An Appointed Proxy may only attend a General Meeting if he provides the Company with evidence in writing of his appointment by the ADR Depositary for that General Meeting. This must be in a form agreed between the directors and the ADR Depositary.

158                           Rights of Appointed Proxies

Subject to the Companies Acts and these Articles and so long as the Depositary Shares are sufficient to include an Appointed Proxy’s Appointed Number:

•                                          at a General Meeting which an Appointed Proxy is entitled to attend, he is entitled to the same rights and has the same obligations in relation to his Appointed Number of shares as if the ADR Depositary was the registered holder of such shares and he had been validly appointed in accordance with Articles 69 to 71 by the ADR Depositary as its proxy in relation to those shares; and

•                                          an Appointed Proxy can himself appoint another person to be his proxy in relation to his Appointed Number of shares, as long as the appointment is made and deposited in accordance with Articles 69 to 71 and, if it is, the provisions of these Articles will apply to such an appointment as though the Appointed Proxy was the registered holder of such shares and the appointment was made by him in that capacity.

159                           Sending information to an Appointed Proxy

The Company can send to an Appointed Proxy at his address in the Proxy Register all the same documents which are sent to shareholders.

160                           The Company can pay dividends to an Appointed Proxy

The Company can pay to an Appointed Proxy at his address in the Proxy Register all dividends or other moneys relating to the Appointed Proxy’s Appointed Number of shares instead of paying this amount to the ADR Depositary. If the Company does this, it will not have any obligation to make this payment to the ADR Depositary as well.

161                           The Proxy Register may be fixed at a certain date

161.1                 In order to determine which persons are entitled as Appointed Proxies to:

•                                          exercise the rights conferred by Article 158;

•                                          receive documents sent pursuant to Article 159; and

•                                          be paid dividends pursuant to Article 160

and the Appointed Number of shares in respect of which a person is to be treated as having been appointed as an Appointed Proxy for such purpose, the ADR Depositary may determine that the Appointed Proxies who are entitled are the persons entered in the Proxy Register at the close of business on a date (a Record Date) determined by the ADR Depositary in consultation with the Company.

161.2                 When a Record Date is determined for a particular purpose:

•                                          the Appointed Number of shares in respect of an Appointed Proxy will be treated as the number appearing against his name in the Proxy Register as at the close of business on the Record Date;

•                                          this can be shown by setting out the number of American Depositary Receipts which each Appointed Proxy holds and stating that the number of shares can be ascertained by multiplying the said number of American Depositary Receipts by such number which for the time being is equal to the number of shares which any one American Depositary Receipt represents; and

•                                          changes to entries in the Proxy Register after the close of business on the Record Date will be ignored in determining the entitlement of any person for the purpose concerned.

162                           The nature of an Appointed Proxy’s interest

Except as required by the Companies Acts, no Appointed Proxy will be recognised by the Company as holding any interest in shares upon any trust. Except for recognising the rights given in relation to General Meetings by appointments made by Appointed Proxies pursuant to Article 158, the Company is entitled to treat any person entered in the Proxy Register as an Appointed Proxy as the only person (other than the ADR Depositary) who has any interest in the shares in respect of which the Appointed Proxy has been appointed.

163                           Validity of the appointment of Appointed Proxies

163.1                 If any question arises as to whether any particular person or persons has or have been validly appointed to vote (or exercise any other right) in respect of any shares (for example because the total number of shares in respect of which appointments are recorded in the Proxy Register is more than the number of Depositary Shares) this question will, if it arises at or in relation to a General Meeting be determined by the chairman of the General Meeting. His decision (which can include declining to recognise a particular appointment or appointments as valid) will, if made in good faith, be final and binding on all persons interested.

163.2                 If a question of the type described in Article 163.1 arises in any circumstances other than at or in relation to a General Meeting, the question will be determined by the directors. Their decision (which can include declining to recognise a particular appointment or appointments as valid) will also, if made in good faith, be final and binding on all persons interested.

Approved Depositaries

164                           Appointments

164.1                 Subject to these Articles and the relevant Act or Acts, an Approved Depositary can appoint as its proxy or proxies in relation to any Ordinary Shares which it holds, anyone it thinks fit and can decide how and on what terms to appoint them. Each appointment must state the number of Ordinary Shares it relates to and the total number of Ordinary Shares in respect of which appointments exist at any time must not be more than the total number of Depositary Shares which are registered in the name of the Approved Depositary or its nominee at that time.

164.2                 The Approved Depositary must keep a register (the Nominated Proxy Register) of each person it has appointed as a Nominated Proxy under Article 164.1 and the Appointed Number. The directors will decide what information about each Nominated Proxy is to be recorded in the Nominated Proxy Register. Any person authorised by the Company may inspect the Nominated Proxy Register during usual business hours and the Approved

Depositary will give such person any information which he requests as to the contents of the Nominated Proxy Register.

165                           Rights of Nominated Proxies

165.1                 A Nominated Proxy may only attend a General Meeting if he provides the Company with evidence in writing of his appointment as such. This must be in a form agreed between the directors and the Approved Depositary.

165.2                 Subject to these Articles and the relevant Act or Acts, and so long as the Approved Depositary or a nominee of the Approved Depositary holds at least his Appointed Number of Ordinary Shares, a Nominated Proxy is entitled to attend a General Meeting which holders of Ordinary Shares are entitled to attend, and he is entitled to the same rights, and subject to the same obligations, in relation to his Appointed Number of Depositary Shares as if he had been validly appointed in accordance with Articles 69 to 73 by the registered holder of these shares as its proxy in relation to those shares.

165.3                 A Nominated Proxy may appoint another person as his proxy for his Appointed Number of Depositary Shares, as long as the appointment is made and deposited in accordance with Articles 69 to 73, and these Articles apply to that appointment and to the person so appointed as though those Depositary Shares were registered in the name of the Nominated Proxy and the appointment was made by him in that capacity. The directors may require such evidence as they think appropriate to decide that such appointment is effective.

165.4                 For the purposes of determining who is entitled as a Nominated Proxy to exercise the rights conferred by Articles 165.2 and 165.3 and the number of Depositary Shares in respect of which a person is to be treated as having been appointed as a Nominated Proxy for these purposes, the Approved Depositary can decide that the Nominated Proxies who are so entitled are the people entered in the Nominated Proxy Register at a time and on a date (a Record Time) agreed between the Approved Depositary and the Company.

165.5                 When a Record Time is decided for a particular purpose:-

•                                          a Nominated Proxy is to be treated as having been appointed for that purpose for the number of shares appearing against his name in the Nominated Proxy Register as at the Record Time; and

•                                          changes to entries in the Nominated Proxy Register after the Record Time will be ignored for this purpose.

165.6                 Except for recognising the rights given in relation to General Meetings by appointments made by Nominated Proxies pursuant to Article 165.3, the Company is entitled to treat any person entered in the Nominated Proxy Register as a Nominated Proxy as the only person (other than the Approved Depositary) who has any interest in the Depositary Shares in respect of which the Nominated Proxy has been appointed.

165.7                 At a General Meeting the chairman of the General Meeting has the final decision as to whether any person has the right to vote or exercise any other right relating to any Depositary Shares. In any other situation, the directors have the final decision as to whether any person has the right to exercise any right relating to any Depositary Shares.

Glossary

About the glossary

This glossary is to help readers understand the Company’s Articles of Association. Words are explained as they are used in the Articles - they might mean different things in other documents. The glossary is not legally part of the Articles, and it does not affect their meaning. The definitions are intended to be a general guide - they are not precise.

abrogate If the special rights of a share are abrogated, they are cancelled or withdrawn.

accrue If interest is accruing, it is running or mounting up, day by day.

adjourned In relation to a shareholders’ meeting, means that the meeting has come to an end for the time being, to be continued at a later time or day, at the same or a different place and adjourned and adjourn shall be construed accordingly.

agent A person who has been appointed to act for another person.

allot When new shares are allotted, they are set aside for the person they are intended for. This will normally be after the person has agreed to pay for a new share, or has become entitled to a new share for any other reason. As soon as a share is allotted, that person gets the right to have his name put on the register of shareholders. When he has been registered, the share has also been issued.

allottee A person to whom a share is allotted (see renunciation).

asset Any property of any description which is of any value to its owner.

attorney An attorney is a person who has been appointed to act for another person in a particular way. The person is appointed by a formal document, called a power of attorney.

automatically entitled to a share by law In some situations, a person will be entitled to have shares which are registered in somebody else’s name registered in his own name. Or he can require the shares to be transferred to another person. When a shareholder dies, or the sole survivor of joint shareholders dies, his personal representatives have this right. If a shareholder is made bankrupt, his trustee in bankruptcy has the right.

beneficial interest A person on whose behalf or for whose benefit a trustee holds shares has a beneficial interest in those shares.

brokerage Commission which is paid to a broker by a company issuing shares, where the broker’s clients have applied for shares.

call A call to pay money which is due on shares which has not yet been paid. This happens if the Company issues shares which are partly-paid, where money remains to be paid to the Company for the shares. The money which has not been paid can be “called” for. If all the money to be paid on a share has been paid, the share is called a fully-paid share.

capital redemption reserve A reserve of funds which a company may have to set up to ensure that the Company’s capital base remains the same when shares are redeemed or bought back. It is equivalent to the amount by which the Company’s issued share capital is reduced by the redemption or purchase.

casual vacancy A vacancy amongst the directors which occurs by reason of the death, resignation or disqualification of a director, or from the failure of an elected director to accept his appointment, or for any other reason except the retirement of a director in accordance with the Articles.

charge See lien and charge.

consolidate When shares are consolidated, they are combined with other shares. For example, every three £1 shares might be consolidated into one new £3 share.

cumulative dividends If a dividend which is cumulative cannot be paid in one year because the company does not have enough profits to cover the payment, the shareholder has the right to receive the dividend in a future year, when the company has enough profits to pay the dividend. Compare this with a non-cumulative dividend.

debenture A typical debenture is a type of long-term borrowing by a company. The loan usually has to be repaid at a fixed date in the future, and carries a fixed rate of interest.

declare Generally, when a final dividend is declared, it becomes due to be paid.

dividend arrears Any dividend arrears. This includes any dividends on shares with cumulative rights which could not be paid, but which have been carried forward.

documents of title The documents which show that a person owns something.

electronically Any document or information sent or supplied by electronic means.

executed A document is executed when it is signed, authenticated or sealed or made valid in some other way.

exercise When a power is exercised, it is put to use.

forfeit When a share is forfeited it is taken away from the shareholder and becomes the property of the Company which can do with it as it likes. This process is called “forfeiture”. This can happen if a call on a partly-paid share is not paid on time.

fully-paid shares When all of the money which is due to the Company for a share has been paid, a share is called a fully-paid share.

good title If a person has good title to a share, he owns it outright.

holding company A company which controls another company (for example by owning a majority of its shares) is called the holding company of that other company. The other company is the subsidiary of the holding company.

indemnity If a person gives another person an indemnity, he promises to make good any losses or damage which the other might suffer. The person who gives the indemnity is said to “indemnify” the other person.

in issue See issue.

instruments Formal legal documents.

issue When a share has been issued, everything has been done to make the shareholder the owner of the share. In particular, the shareholder’s name has been put on the Register of shareholders. Existing shares which have been issued are “in issue”.

liabilities Debts and other obligations.

liable jointly and severally Where more than one person is liable jointly and severally it means that any one of them may be sued, or they can all be sued together.

lien and charge Where the Company has a lien and charge over shares, it can take the dividends, and any other payments relating to the shares which it has a charge over, or it can sell the shares, to repay the debt and so on.

members Are shareholders.

nominal value The nominal value of the share. The nominal value of the US$0.11 3/7 Ordinary Shares is US$0.11 3/7. This value is shown on the share certificate for a share, if there is one. When the Company issues new shares this can be for a price which is at a premium to the nominal value. When shares are bought and sold on the stock market this can be for more, or less, than the nominal value. The nominal value is sometimes also called the “par value”.

non-cumulative dividends If a dividend which is non-cumulative cannot be paid in one year because the Company does not have enough profits available to cover the payment, the shareholder does not have the right to receive the dividend in a future year. This is the opposite to a cumulative dividend.

ordinary resolution A decision reached by a simple majority of votes - that is by more than 50 per cent. of the votes cast.

par value See nominal value.

partly-paid shares If any money remains to be paid on a share, it is said to be partly-paid. The unpaid money can be “called” for.

personal representatives A person who is entitled to deal with the property (“the estate”) of a person who has died. If the person who has died left a valid will, the will appoints “executors” who are personal representatives. If the person died without a will, the courts will appoint one or more “administrators” to be the personal representatives.

poll A poll vote is usually a card vote but to the extent permitted by the Companies Acts may be an electronic vote. On a poll vote, the number of votes which a shareholder has will depend on the number of shares which he owns. An Ordinary Shareholder has one vote for each share he owns. A poll vote is different to a show of hands vote, where each person who is entitled to vote has just one vote, however many shares he owns.

power of attorney A formal document which legally appoints one or more persons to act on behalf of another person.

pre-emption rights The right of some shareholders which is given by the Companies Acts to be offered a proportion of certain classes of newly issued shares and other securities before they are offered to anyone else. This offer must be made on terms which are at least as favourable as the terms offered to anyone else.

premium If the Company issues a new share for more than its nominal value (for example because the market value is more than the nominal value), the amount above the nominal value is the premium.

proxy A proxy is a person who is appointed by a shareholder to attend a shareholders’ meeting and vote for that shareholder. A proxy is appointed by using a proxy form. A proxy does not have to be a shareholder. At a shareholders’ meeting a proxy can exercise the rights of the shareholder that appointed him.

proxy form A form which a shareholder uses to appoint a proxy to attend a shareholders’ meeting and vote for him. The proxy form must be delivered to the Company before the meeting to which it relates.

quorum The minimum number of shareholders or directors who must be present before a meeting can start. When this number is reached, the meeting is said to be “quorate”.

rank & ranking When either capital or income is distributed to shareholders, it is paid out according to the rank (or ranking) of the shares. For example, a share which ranks before (or ahead of) another share in sharing in the Company’s income is entitled to have its dividends paid first, before any dividends are paid on shares which rank behind (or after) it. If there is not enough income to pay dividends on all shares, the available income must be used first to pay dividends on shares which rank ahead, and then to shares which rank behind. The same applies for repayments of capital. Capital must be paid first to shares which rank ahead in sharing in the Company’s capital, and then to shares which rank behind. The Company’s Fixed Rate Shares rank ahead of its Ordinary Shares. Where certain shares rank equally with other shares, both types of shares have the same rights as each other.

recognised investment exchange An “investment exchange” which has been officially recognised by the UK authorities. An investment exchange is a place where investments, such as shares, are traded. The London Stock Exchange is a recognised investment exchange.

redeem and redemption When a share is redeemed, it is effectively bought back by the Company in return for a sum of money (the “redemption price”) which was fixed before the share was issued. This process is called redemption. A share which can be redeemed is called a “redeemable” share.

relevant system This is a term used in the CREST Regulations for a computer-based system which allows shares without share certificates to be transferred without using transfer forms. The CREST system for paperless share dealing is a “relevant system”.

renunciation Where a share has been allotted, but no one has been entered on the share register as the holder of the share, it can be renounced by the allottee to another person. This transfers the right to be registered as the holder of the share to another person. This process is called renunciation.

requisition a meeting A formal process which shareholders can use to call a shareholders’ meeting. Generally speaking the shareholders who want to call a meeting must hold at least 10 per cent of the issued shares.

reserve fund or reserves A fund which has been set aside in the accounts of a company. Profits which are not paid out to shareholders as dividends, or used up in some other way, are held in a reserve fund by the company. The capital redemption reserve and share premium account are also reserve funds.

revoke To withdraw, or cancel.

securities All shares, bonds and other investment instruments issued by a company which entitle the holder to a share in the profits or assets of that company, to receive a cash payment from a company or to subscribe for such a security.

share premium account If a new share is issued by the Company for more than its nominal value (generally because the market value is more than the nominal value) then the amount above the nominal value is the premium, and the total of these premiums is held in a reserve fund (which cannot be used to pay dividends) called the share premium account.

show of hands A shareholder raises his hand to vote at a shareholders’ meeting (unless there is a poll). Each person who is entitled to vote has just one vote, however many shares he holds.

special notice This term is defined in Companies Acts. Broadly, if special notice of a resolution is required by the Companies Acts, the resolution is not valid unless the Company has been told about the intention to propose it at least 28 days before the shareholders’ meeting at which it is proposed (although in certain circumstances the meeting can be on a date less than 28 days from the date of the notice).

special resolution A decision reached by a majority of at least 75 per cent of votes cast.

special rights These are the rights of a particular class of shares, as distinct from rights which apply to all shares generally. Typical examples of special rights are where the shares rank, their rights to sharing in income and assets and voting rights.

statutory declaration A formal way of declaring something in writing. Particular words and formalities must be used - these are laid down by the Statutory Declarations Act of 1835.

stock When shares have been converted into stock the holder’s interest in the Company is expressed by reference to a sum of money divided into transferable units. For example, the interest of a shareholder with one hundred £1 shares might have been converted into £100 worth of stock transferable in units of £1 each.

stockholder A holder of stock.

subject to Where something else has priority, or prevails, or must be taken into account. When a statement is subject to another statement this means that the first statement must be read in the light of the other statement, which will prevail if there is any conflict.

subordinate Where a right or interest is subordinated to something else, it ranks behind it.

subsidiary This is a term used by the Companies Act 2006. A company which is controlled by another company (for example because the other Company owns a majority of its shares) is called a subsidiary of that company.

subsidiary undertaking This is a term used by the Companies Acts. It is a wider definition than subsidiary. Generally speaking it is a company which is controlled by another company because the other company:

•                  has a majority of the votes in the company either alone, or acting with others;

•                  is a shareholder who can appoint or remove a majority of the directors; or

•                  can exercise dominant influence over the company because of anything in the Company’s Articles, or because of a certain kind of contract.

treasury shares Where shares which are held by a company as treasury shares in line with Sections 724 to 726 of the Companies Act 2006.

trustees People who hold property of any kind for the benefit of one or more other people under a kind of arrangement which the law treats as a “trust”. The people whose property is held by the trustees are called the beneficiary.

uncertificated proxy instruction A properly authenticated instruction sent by means of a relevant system, in line with the rules of the relevant system to a person acting on the Company’s behalf, on terms decided by the directors.

unincorporated associations Associations, partnerships, societies and other bodies which the law does not treat as a separate legal person to their members.

warrant See the definition of dividend warrant.

wind up The formal process to put an end to a company. When a company is wound up its assets are distributed. The assets go first to creditors, and then to shareholders. Shares which rank first in sharing in the Company’s assets will receive any funds which are left over before any shares which rank after (or behind) them.